PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 1998)

(LOGO)   C-BASS (SERVICE MARK)
         CREDIT-BASED ASSET SERVICING
         AND SECURITIZATION LLC


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND IN PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Financial Asset Securities Corp., Credit-Based Asset Servicing and Securitization LLC or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.



                           $120,121,722 (Approximate)

                               C-BASS TRUST 1998-3
                    ASSET-BACKED CERTIFICATES, SERIES 1998-3

           $64,898,563      Class AF        6.50% Pass-Through Rate
           $52,393,913      Class AV        Variable Pass-Through Rate
            $1,324,460      Class BF        6.50% Pass Through Rate
            $1,504,786      Class BV        Variable Pass-Through Rate

                        FINANCIAL ASSET SECURITIES CORP.
                                    Depositor

                             ----------------------
               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                                     Seller

                             ----------------------
                            LITTON LOAN SERVICING LP
                                    Servicer

                             ----------------------

Only the four classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

THE CERTIFICATES

o Represent ownership interests in a trust consisting primarily of a pool of first lien residential mortgage loans. The mortgage loans will be segregated into two groups, one for the fixed-rate mortgage loans and one for the adjustable-rate mortgage loans.
o        The Class AF and Class AV Certificates will be senior certificates.
o The Class BF and Class BV Certificates are subordinate to and provide credit enhancement for the Class AF and Class AV Certificates.
o The Class AV and Class BV Certificates will accrue interest at a rate equal to one-month LIBOR plus a fixed margin, subject to certain limitations described in the prospectus supplement.

CREDIT ENHANCEMENT

o MBIA Insurance Corporation will issue a certificate guaranty insurance policy guaranteeing payments on the Class AF and Class AV Certificates.
o Overcollateralization - Certain excess interest received from the mortgage loans in the trust will be applied as payments of principal on the offered certificates to establish and maintain a required level of overcollateralization.
o Crosscollateralization - certain funds received on the mortgage loans in one mortgage loan group may be available to pay the certificates related to the other mortgage loan group.
o Approximately 17.64% of the mortgage loans by aggregate principal balance will be covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATIOn TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Class AF and Class AV Certificates are being offered by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class BF and Class BV Certificates will be transferred to the Seller as partial consideration for the mortgage loans. Proceeds to the depositor with respect to the Class AF and Class AV Certificates are expected to be approximately $116,706,350, before deducting issuance expenses payable by the depositor, estimated to be $300,000. See "Method of Distribution" in this prospectus supplement.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about December 15 1998.

                               -------------------

[GRAPHIC OMITTED]

December 14, 1998

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                            Page

Summary of Terms............................S-3
Risk Factors................................S-11
The Certificate Insurer.....................S-16
The Mortgage Pool...........................S-17
The Seller..................................S-42
The Servicer................................S-32
The Pooling and Servicing
  Agreement.................................S-34
Description of the Certificates.............S-39
Yield, Prepayment and Maturity
  Considerations............................S-52
Use of Proceeds.............................S-61
Certain Material Federal Income
  Tax Consequences..........................S-61
State Taxes.................................S-64
ERISA Considerations........................S-64
Legal Investment Considerations.............S-66
Experts.....................................S-85
Method of Distribution......................S-66
Legal Matters...............................S-67
Ratings.....................................S-67
Index of Defined Terms......................S-68

PROSPECTUS

                                            Page
Risk Factors................................4
The Trust Fund..............................13
Use of Proceeds.............................20
The Depositor...............................20
Loan Program................................21
Description of The
   Securities ..............................23
Credit Enhancement..........................36
Yield and Prepayment
   Considerations...........................43
The Agreements..............................46
Certain Legal Aspects
   of the Loans.............................62
Certain Material Federal Income
   Tax Considerations.......................78
State Tax Considerations....................107
ERISA Considerations........................107
Legal Investment............................112
Method of Distribution......................113
Legal Matters...............................114
Financial Information.......................115
Rating......................................115
Index of Defined Terms......................117

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS
         QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.


OFFERED CERTIFICATES

On the closing date, C-BASS Trust 1998-3 will issue seven classes of certificates, four of which are being offered pursuant to this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist of a pool of 1,546 fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately $120,942,515 as of November 1, 1998.

The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or Cedelbank and the Euroclear System (in Europe) in minimum denominations of $50,000.

OTHER CERTIFICATES

The trust will issue three additional classes of certificates. These certificates will be designated the Class OC-I, Class OC-II and Class R Certificates and are not being offered to the public pursuant to this prospectus supplement and the prospectus. The Class OC-I, Class OC-II and Class R Certificates will not have original principal balances. See "Description otificates-- General" and "--Book-Entry Certificate" in this prospectus supplement; and "The Mortgage Pool" in this prospectus supplement and rust Fund--The Loans--General" in the prospectus.

CUT-OFF DATE November 1, 1998.

CLOSING DATE On or about December 15, 1998.

THE DEPOSITOR
Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut   06830
(203) 625-2700.

SELLER

Credit-Based Asset Servicing and Securitization LLC.

We refer you to "The Seller" in this prospectus supplement for additional information.

SERVICER

Litton Loan Servicing LP, an affiliate of the Seller.

We refer you to "The Servicer" in this prospectus supplement for additional information.

TRUSTEE

Norwest Bank Minnesota, National Association.

We refer you to "The Poolitee" in this prospectus supplement for additional information.

CERTIFICATE INSURER
MBIA Insurance Corporation.

We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o        Class A Certificates
           Class AF and Class AV Certificates.

o        Class B Certificates
           Class BF and Class BV Certificates.

o        Class OC Certificates
           Class OC-I and Class OC-II Certificates.

o        Group I Certificates

         Class AF and Class BF Certificates. Except under the circumstances described herein under "Description of the Certificates - Allocation of Available Funds", the Class AF and Class BF Certificates receive their distributions from Loan Group I.

o        Group II Certificates

         Class AV and Class BV Certificates. Except under the circumstances described herein under "Description of the Certificates - Allocation of Available Funds", the Class AV and Class BV Certificates receive their distributions from Loan Group II.

o        Senior Certificates
          Class A Certificates.

o        Subordinate Certificates
          Class B Certificates.

o        Residual Certificates
          Class R Certificates.

o        Excess Reserve Fund Support Certificates
          Class OC-II Certificates.

o        Book-Entry Certificates
          Class A and Class B Certificates.

o        Physical Certificates
          Class OC and Class R Certificates.

o        Loan Group I
          The mortgage loans that accrue interest at fixed rates.

o        Loan Group II
          The mortgage loans that accrue interest at adjustable rates.

MORTGAGE LOANS

On the Closing Date the trust will acquire a pool of mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II. Loan Group I consists of 1,055 mortgage loans with an aggregate outstanding principal balance as of the Cut-off Date of approximately $66,223,023. Loan Group II consists of 491 mortgage loans with an aggregate outstanding principal balance as of the Cut-off Date of approximately $54,719,492.

Loan Group I will consist of fixed-rate mortgage loans with the following characteristics:

Loans With Prepayment                           16.05%
Penalties(1):
Range of Remaining Term to
Stated Maturities(1):                     2-410 months
Weighted Average Remaining Term
to Stated Maturity(1):                      247 months
Range of Original Principal       $6,135 to $1,155,000
Balances(1):

Average Original Principal                     $68,533
Balance(1):
Range of Outstanding Principal
Balances(1):                        $1,129 to $955,102
Average Outstanding Principal
Balance(1):                                    $62,771
Range of Loan Rates(1):                 5.000%-15.500%

Weighted Average Loan Rate(1):                  9.529%

Weighted    Average   Net   Loan                9.154%
Rate(1):

Geographic Concentrations in
Excess of 5%(1):

      Texas                                     13.21%
      New York                                   7.36%
      New Jersey                                 6.30%
      California                                 6.11%
      Florida                                    5.90%
-----------
(1) Approximate

Loan Group II will consist of adjustable-rate mortgage loans with the following characteristics:

Loans With Prepayment                           43.74%
Penalties(1):
Range of Remaining Term to
Stated Maturities(1):                     6-386 months
Weighted Average Remaining Term
to Stated Maturity (1):                     326 months
Range of Original Principal
Balances(1):                       $12,000 to $962,500
Average Original Principal
Balance(1):                                   $115,397
Range of Outstanding Principal
Balances(1):                        $5,617 to $956,204
Average Outstanding Principal
Balance(1):                                   $111,445
Current Range of Loan Rates(1):         4.940%-14.850%
Current Weighted Average Loan
Rate(1):                                        9.284%
Current   Weighted  Average  Net
Loan Rate(1):                                   8.909%
Weighted Average Gross                          5.415%
Margin(1):

Weighted Average Maximum Loan

Rate(1):                                       15.376%
Weighted Average Minimum Loan
Rate(1):                                        8.939%
Weighted Average Initial Rate
Adjustment Cap(1):                              1.497%
Weighted Average Periodic Rate
Adjustment Cap(1):                              1.207%
Weighted Average Time Until
Next Adjustment Date(1):                     15 months
Loans With Negative
Amortization(1):                                 8.39%
Geographic Concentrations in
Excess of 5%(1):
      California                                32.50%
      Illinois                                  15.39%
      Colorado                                   7.55%
-----------
(1) Approximate

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in December 1998 to the holder of record of the certificates as of the business day preceding such date of distribution. If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

PAYMENTS ON THE CERTIFICATES

Interest Payments

The pass-through rate for each class of offered certificates will be calculated at the per annum rates specified below, subject to the limitations described under "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement:

Class AF          6.50%
Class AV          One-Month LIBOR + 65 basis points
Class BF          6.50%
Class BV          One-Month LIBOR + 65 basis points

In addition, if the Seller and the Certificate Insurer each fail to exercise their option to terminate the trust as described below under "Optional Termination", the pass-through rates on the offered certificates will increase by the percentages indicated below:

Class AF          1.00%
Class AV          0.65%
Class BF          1.00%
Class BV          0.65%

Interest payable on the certificates accrues during an accrual period. The accrual period for the Class AF and Class BF Certificates is the prior calendar month. Except for the first accrual period, the accrual period for the Class AV and Class BV Certificates is the period from the distribution date in the prior month to the day prior to the current distribution date. The first accrual period, with respect to the Class AV and Class BV Certificates, will begin on the Closing Date and end on December 27, 1998. Interest will be calculated for the Class AF and Class BF Certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest will be calculated for the Class AV and Class BV Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Principal  Payments

Principal will be distributed to the Class A Certificates on each Distribution Date in the amounts described herein under "Description of the Certificates -Allocation of Available Funds." It is not expected that the Class B Certificates will receive a principal distribution prior to the Distribution Date in December 2001.

Payment  Priorities

Group I Certificates

In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in Loan Group I will be distributed in the following order:

     first, to interest on the Class AF Certificates;

     second, to interest on the Class BF Certificates;

     third, to principal on the Class AF Certificates;

     and  fourth,   to  principal  on  the  Class  BF  Certificates.

Group  II Certificates

In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans in Loan Group II will be distributed in the following order:

     first, to interest on the Class AV Certificates;

     second, to interest on the Class BV Certificates;

     third, to principal on the Class AV Certificates;

     and fourth,  to principal on the Class BV Certificates.

In certain limited circumstances described herein, payments on the mortgage loans in one Loan Group may be used to make certain distributions to the offered certificates relating to the other Loan Group.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

ADVANCES

The Servicer will make cash advances with respect to delinquent payments of principal and interest to the extent the Servicer reasonably believes that the cash advances are recoverable from future payments on the related mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling and Servicing Agreement--Advances" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

The Seller or the Certificate Insurer may purchase all of the mortgage loans and retire the certificates when the current principal balance of the mortgage loans in either loan group is less than 10% of the principal balance of the mortgage loans in that loan group as of November 1, 1998.

We  refer  you  to  "The  Pooling  and  Servicing   Agreement--Termination"  and
"Description of the Certificates -- Pass-Through Rates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT
1.   THE POLICY

The policy will guaranty the payment of principal and interest on the class a certificates. If the certificate insurer were unable to pay under the policy, the class a certificates could be subject to losses.

We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

2.   OVERCOLLATERALIZATION

The mortgage loans owned by the trust pay interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust. A portion of this excess interest will be applied initially to pay principal on the class a certificates (until the required level of overcollateralization is reached), which reduces the principal balance of such certificates at a faster rate than the principal balance on the mortgage loans is being reduced. As a result, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate principal balance of the offered certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to "Description of the Certificates -- Overcollateralization" in this prospectus supplement for additional information.

3.   SUBORDINATION AND ALLOCATION OF LOSSES

There are two types of subordination features in this transaction:

(A) The Class A Certificates will have a payment priority over the Class B Certificates.

(B) Losses that are realized when the unpaid principal balance on a mortgage loan exceeds the proceeds recovered upon liquidation will first be applied to reduce the overcollateralization amount of the related loan group. If there is no overcollateralization at that time, losses on the mortgage loans will be allocated to the subordinate certificates related to the loan group in which such loss occurs, until the principal amount of the subordinate certificates is reduced to zero. The outstanding principal balance of the Class A Certificates will not be reduced as a result of realized losses.

SEE "Description of the Certificates" in this prospectus supplement.

4.   CROSSCOLLATERALIZATION

Funds available with respect to one loan group may be used to make certain distributions to the offered certificates relating to the other loan group. We refer you to "Description of the Certificates--Crosscollateralization" in this prospectus supplement for additional information.

RATINGS

It is a condition of the issuance of the offered certificates that they be assigned the following ratings by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc.

("Moody's"):

                                 S&P              MOODY'S
           CLASS                RATING            RATING
           -----                ------            -------
            AF                   AAA                 AAA
            AV                   AAA                 AAA
            BF                   BBB                BAA3
            BV                   BBB                BAA3

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

We refer you to "Ratings" in this prospectus supplement for additional information.

TAX STATUS

In the opinion of Brown & Wood LLP, for federal income tax purposes the trust, exclusive of the assets held in the excess reserve fund account, will comprise several "real estate mortgage investment conduits" ("REMICs") organized in a tiered REMIC structure. Certain classes of certificates that are designated as the regular certificates will constitute "regular interests" in the master REMIC. The Class R Certificates will represent the sole class of "residual interests" in the master REMIC and the sole class of residual interests in each subsidiary REMIC.

The Class AV, Class AF and Class BF Certificates will also represent the right to receive payments from an excess reserve fund account. This excess reserve fund account will be treated as an "outside reserve fund" and the right to receive payments from such account will be treated as an interest rate cap agreement for federal income tax purposes. Beneficial owners of the Class AV, Class AF and Class BF Certificates will be treated for federal income tax purposes as having purchased an undivided beneficial interest in a regular interest in the Master REMIC and as having acquired rights under an interest rate cap agreement, both to the extent of the owner's proportionate interest in the Class AV, Class AF and Class BF Certificates, as applicable. A certificateholder generally will recognize ordinary income equal to such certificateholder's proportionate share of interest and original issue discount, if any, accrued on the Class AV, Class AF and Class BF Certificates and beneficial owners of such certificates will take into account a proportionate share of any payments received under the interest rate cap agreement. A certificateholder's income derived from payments received under the interest rate cap agreement generally must be accounted for under the notional principal contract regulations. Any interest paid to beneficial owners of the Class AF and Class BF certificates in excess of the weighted average net mortgage rate of Loan Group I will be treated as paid from the Excess Reserve Fund Account pursuant to an interest rate cap agreement treated as a notional principal contract.

See "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Certain Material Federal Income Tax Considerations" in the prospectus.

ERISA CONSIDERATIONS

It is expected that the Class A Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The Class AV certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class AF, Class BF and Class BV certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans are likely to decrease.
o Approximately 28.57% of the mortgage loans (by aggregate principal balance as of the Cut-off Date) in the mortgage pool require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging from six months to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period.

o The Seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the Seller has the option to purchase mortgage loans sixty days or more delinquent. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

o    The   overcollateralization   provisions  are  intended  to  result  in  an
     accelerated rate of principal distributions to holders of the Class A Certificates.

o Approximately 8.39% of the Group II mortgage loans (by principal balance in Loan Group II as of the Cut-off Date) have monthly payments that do not adjust with changes in the loan rates. Payments on such mortgage loans could result in either an accelerated amortization of principal if the interest rate is lowered or in negative amortization of principal if the monthly payment is insufficient to pay the accrued interest as a result of an increase in the loan rate.

     See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

BALLOON LOAN RISK

     Balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the
Certificate Insurer fails to perform its obligations under the policy. Approximately 9.05% of the mortgage loans in Loan Group I are balloon loans (by aggregate principal balance of Loan Group I as of the Cut-off Date).

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE CLASS A CERTIFICATES

         The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the Class A Certificates will receive regular payments of interest and principal.

         If delinquencies or defaults occur on the mortgage loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

         If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, and the Certificate Insurer were unable to pay under the certificate guaranty insurance policy, you may suffer losses.

INTEREST PAYMENTS MAY BE INSUFFICIENT TO CREATE OVERCOLLATERALIZATION

         Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The mortgage loans have rates that are fixed or that adjust based on an index that is different from the index used to determine rates on the certificates. As a result, interest rates on the Class AV and Class BV Certificates may increase relative to interest rates on the mortgage loans in Loan Group II, requiring that more of the interest generated by the mortgage loans in Loan Group II be applied to cover interest on the Class AV and Class BV Certificates.

RATING OF THE CLASS A CERTIFICATES BASED PRIMARILY ON CLAIMS-PAYING ABILITY OF THE CERTIFICATE INSURER

         The ratings on the Class A Certificates depend primarily on the claims paying ability of the Certificate Insurer. Therefore, a reduction of the rating assigned to the claims paying ability of the Certificate Insurer may have a corresponding reduction on the ratings assigned to the Class A Certificates. In general, the ratings address credit risk and do not address the likelihood of prepayments.

RISKS OF HOLDING SUBORDINATE CERTIFICATES

         The protections afforded the Senior Certificates in this transaction create risks for the Subordinate Certificates. Prior to any purchase of Subordinate Certificates, consider the following factors that may negatively impact your yield:

o Because the Subordinate Certificates receive interest and principal distributions after the Senior Certificates receive such distributions, there is a greater likelihood that the Subordinate Certificates will not receive the distributions to which they are entitled on any Distribution Date.

o If the Servicer determines not to advance a delinquent payment because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the Subordinate Certificates.

o    The  Subordinate   Certificates  are  not  expected  to  receive  principal
     distributions until, at the earliest, December 2001.

o Payments on the mortgage loans in a loan group may be distributed to the Senior Certificates of the other loan group and would not be available for distribution to the Subordinate Certificates.

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization for the related loan group. If there is no overcollateralization, losses will be allocated to the Subordinate Certificates. A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

         Please review "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

EFFECT OF MORTGAGE LOAN RATES ON THE GROUP II CERTIFICATES

         The Group II Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus a specified margin, but are subject to a cap. The cap on interest paid on the Group II Certificates is based on the weighted average of the interest rates on the mortgage loans in Loan Group II net of certain trust expenses. The mortgage loans in Loan Group II have interest rates that are based on various indices. Substantially all of the Group II mortgage loans have periodic and maximum limitations on adjustments to the mortgage loan rate. As a result, the Group II Certificates may accrue less interest than they would accrue if their rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the pass-through rates on the Group II Certificates. Some of these factors are described below:

o The pass-through rates adjust monthly while the loan rates on the adjustable-rate mortgage loans adjust less frequently. Consequently, the cap on the certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

o The loan rate on certain mortgage loans may respond to different economic and market factors than one-month LIBOR. It is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while interest rates on the Group II Certificates are stable or rising. It is also possible that interest rates on both the adjustable-rate mortgage loans in Loan Group II and the Group II Certificates may decline or increase during the same period, but that the interest rates on the Group II Certificates may decline more slowly or increase more rapidly.
o These factors may adversely affect the yields to maturity on the Group II Certificates.

INTEREST PAYMENTS MAY BE INSUFFICIENT

         When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to one-half of the Servicer's servicing fee for the related accrual period. The Certificate Insurer is not required to cover this shortfall. If the other credit enhancement is insufficient to cover this shortfall in excess of one-half of the servicing fee, you may incur a loss.

          In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not be covered by either the Servicer or the Certificate Insurer.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

          Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the Certificate Insurer fails to perform its obligations under the certificate insurance policy and the other credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 62.52% of the mortgage loans in Loan Group I and 38.91% of the mortgage loans in Loan Group II (in each case, based on the aggregate principal balance of the mortgage loans in that Loan Group as of the Cut-off Date), had a loan-to-value ratio in excess of 80% at origination.

GEOGRAPHIC CONCENTRATION

         The following chart lists the states with the highest concentrations of mortgage loans for each Loan Group, based on the aggregate principal balance of the mortgage loans in each Loan Group as of the Cut-off Date.

       Loan Group I                               Loan Group II

  ----------------------                     ----------------------
  Texas           13.21%                     California      32.50%
  New York         7.36%                     Illinois        15.39%
  New Jersey       6.30%                     Colorado        7.55%
  California       6.11%
  Florida          5.90%

         Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

o Economic conditions in states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

         The Servicer is faced with the task of completing its goals for compliance in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits to define the applicable year. Any computer program that has time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in miscalculations or in a major computer system failure. Although the Servicer believes its computer systems are year 2000 compliant, it is presently engaged in various procedures to determine if the computer systems and software of its suppliers, customers, brokers and agents will be year 2000 compliant. In the event that the Servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the Servicer's performance of its obligations could be adversely affected.

         The year 2000 is also an issue for almost all entities which use computers. To the extent any entity related to this transaction (including the Servicer, any depository and the trustee) is unable to achieve year 2000 compliance, there could be delays in processing payments on the mortgage loans and consequently delays in distributions to you.

LACK OF LIQUIDITY

         Greenwich Capital Markets, Inc. intends to make a secondary market in the classes of certificates actually purchased by it, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

         Limit On Liquidity Of Certificates. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Limit On Ability To Transfer Or Pledge. Since transactions in the Book-Entry Certificates can be effected only though certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a Book-Entry Certificate to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the Book-Entry Certificates.

         Delays In Distributions. You may experience some delay in the receipt of distributions on the Book-Entry Certificates since the distributions will be forwarded by the Trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

         Please  review   "Description   Of  The   Certificates   --  Book-Entry
Certificates" in this prospectus supplement for more detail.

NATURE OF THE MORTGAGE LOANS

         Almost half of the mortgage loans in the trust are of sub-prime credit quality. In addition, the trust contains some mortgage loans that have been severely delinquent, in bankruptcy or are in a forbearance period. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that do not have such histories. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the Certificate Insurer is unable to pay on the certificate insurance policy and the other credit enhancements are insufficient to cover the delays and losses.

RISKS RELATED TO OWNER-FINANCED MORTGAGE LOANS

Reduced Underwriting Standards

         Approximately 5.22% of the mortgage loans by the aggregate principal balance of the mortgage loans as of the Cut-off Date are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The borrower under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related borrower, nor obtain other information customarily obtained during the mortgage loan origination process. Credit-Based Asset Servicing and Securitization LLC did obtain and review in connection with an acquisition of an owner-financed loan the credit history and payment history of the borrower, as well as conduct an assessment of the value of the property. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available.

Appraisals May Be Inaccurate

         In acquiring owner-financed mortgage loans, the Seller assesses the value of a property, generally using either a prior appraisal, which must be re-certified if older than six months, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions made by the appraiser regarding the interior or the rear of the mortgaged property which may not be accurate. In addition, for approximately 1.12% (by aggregate principal balance as of the Cut-off Date) of the owner-financed mortgage loans, no full or drive-by appraisal is available and the value of such property was based upon the sale price for the related mortgaged property. To the extent the Seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

SERVICER ALTERNATIVES TO FORECLOSURE

         Many of the Mortgage Loans are delinquent as of the Closing Date. Other Mortgage Loans may become delinquent after the Closing Date. The Servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying any term of the mortgage loan. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

RECOVERY OF DEFAULTED AMOUNTS UNDER FHA AND VA PROGRAMS IS UNCERTAIN

         Approximately 31.74% of the mortgage loans in Loan Group I and 0.57% of the mortgage loans in Loan Group II, in each case by the respective loan group principal balance as of the Cut-off Date, are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. Recovery of insured amounts from these agencies is dependent upon material compliance by the originator and the Servicer to applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the Servicer may not be able to fully recover the insured amounts. See "The Mortgage Pool - FHA Mortgage Loans and VA Mortgage Loans" herein.

                             THE CERTIFICATE INSURER

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA. The Company is not obligated to pay the debts of or claims against CMAC.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 1998 and for the nine month periods ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class AF Certificates and Class AV Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                          SAP

                                                                 -----------------------------------------------------
                                                                     December 31, 1997         September 30, 1998
                                                                         (Audited)                 (Unaudited)

                                                                                    (In millions)

         Admitted Assets.......................................             $5,256                     $6,318
         Liabilities...........................................              3,496                      4,114
         Capital and Surplus...................................              1,760                      2,204

                                                                                         GAAP

                                                                 -----------------------------------------------------
                                                                     December 31, 1997         September 30, 1998
                                                                         (Audited)                 (Unaudited)

                                                                                    (In millions)

         Assets................................................             $5,988                     $7,439
         Liabilities...........................................              2,624                      3,268
         Shareholder's Equity..................................              3,364                      4,171

     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth under the headings "The Certificate Insurer" and "Description of the Certificates - The Policy" in this Prospectus Supplement. Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

YEAR 2000 READINESS

     An area of potential risk to MBIA's financial guarantee business would be the inability of an issuer or its trustee or paying agent to make payments on an MBIA insured transaction because of their failure to be Year 2000 ready. To mitigate this risk, the Certificate Insurer has been surveying all trustees, all paying agents and selected high volume issuers to determine their state of readiness. While the survey is not complete, the results to date are that all respondents are either ready or planning to be ready by late 1999. If MBIA is asked to pay in those situations where the issuer's system fails, it will do so and would expect to recover any such payment in a fairly short time period. It is not possible at this time to evaluate the extent of such payments. MBIA believes that it has adequate sources of liquidity to cover these payments.

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor, the Underwriter, the Servicer, the Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Certain information with respect to the Mortgage Loans to be included in each Loan Group is set forth herein. Prior to the Closing Date, Mortgage Loans may be removed from a Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in a Loan Group may vary.

GENERAL

     C-BASS Trust 1998-3 (the "Trust Fund") will consist of a pool of 1,546 closed-end, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Pool") having original terms to maturity ranging from 1.5 to 40.5 years (the "Mortgage Loans") and an aggregate principal balance as of November 1, 1998 (the "Cut-off Date") of approximately $120,942,515. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified herein are based on the principal balances of the Mortgage Loans in the related Loan Group as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date, plus Deferred Interest (each, a "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the related Loan Group, unless otherwise specified. The "Pool Balance" is equal to the aggregate Principal Balances of the Mortgage Loans in both Loan Groups.

     The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement") dated as of the Cut-off Date between the Seller and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" herein.

     Each of the Mortgage Loans in the Mortgage Pool was selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were acquired by the Seller in the secondary market in the ordinary course of its business and re-underwritten by the Seller in accordance with its underwriting standards as described in "The Seller Underwriting Standards". The Mortgage Loans in the Mortgage Pool were originated by various mortgage loan originators. Originators representing more than ten percent of the Mortgage Loans by Pool Balance as of the Cut-off Date include: Fieldstone Mortgage Company, 22.10%, Mellon Mortgage Company, 16.19% and The Money Store, 10.48%.

     Under the Pooling and Servicing Agreement, the Seller will make certain representations and covenants to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant, if such breach of any such representation, warranty or covenant materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

     The Mortgage Pool will consist of two loan groups ("Loan Group I" and "Loan Group II", respectively and each a "Loan Group"). The Mortgage Loans in Loan Group I (the "Group I Mortgage Loans") consist of 1,055 fixed-rate Mortgage Loans with an aggregate principal balance (the "Group I Loan Balance") of approximately $66,223,023 as of the Cut-off Date. The Mortgage Loans in Loan Group II (the "Group II Mortgage Loans") consist of 491 adjustable-rate Mortgage Loans with an aggregate principal balance (the "Group II Loan Balance", and each of the Group I Loan Balance and the Group II Loan Balance, a "Loan Group Balance") of approximately $54,719,492 as of the Cut-off Date.

     Each of Loan Group I and Loan Group II consists of Performing Mortgage Loans, Sub-Performing Mortgage Loans and Re-Performing Mortgage Loans, each as defined below:

o A "Performing Mortgage Loan" is a Mortgage Loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the Cut-off Date, is 30 days Delinquent.

o A "Sub-Performing Mortgage Loan" is a Mortgage Loan pursuant to which a payment due prior to the Cut-off Date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days Delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

     (i) If a Sub-Performing Mortgage Loan is a "Forbearance Plan Mortgage Loan", the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such mortgage loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date plus the aggregate amount of tax and insurance advances made with respect to such Mortgage Loan to the extent remaining outstanding as of the Cut-off Date.

    (ii) If a Sub-Performing Mortgage Loan is a "Bankruptcy Plan Mortgage Loan," the related mortgagor defaulted and, after default, became the subject of a case under Title 11 of the United States Code (the "Bankruptcy Code") and, as of the Cut-off Date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

o A "Re-Performing Mortgage Loan" is a mortgage loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) which had defaulted in the past and which is currently at least 60 days
     Delinquent with respect to certain Regular Scheduled Payments but which satisfies one of the following criteria (the "Re-Performance Test"):

               (i) the mortgagor has made at least three aggregate Regular Scheduled Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to August 1,
                           1998), or

               (ii) the mortgagor has made at least four aggregate Regular Scheduled Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to July 1, 1998), or

               (iii) the mortgagor has made at least five aggregate Regular Scheduled Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to June 1, 1998).

     A Mortgage Loan is "Delinquent," if a monthly payment due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loans. Delinquency status is determined as of the last day of each calendar month. Thus, a Mortgage Loan for which the borrower failed to make the monthly payment due on November 1, 1998 will be reported as current in the calculation of delinquency status on November 30, 1998 and delinquent as of December 1, 1998 if the payment is not made on such date.

     With respect to certain Delinquent Mortgage Loans, the total amount of scheduled monthly payments due thereon on or before the Cut-off Date but not received prior to the Cut-off Date, together with any outstanding servicing advances on such Mortgage Loans, is referred to as the "Arrearage." The Servicer has previously made advances in respect of the Arrearages. Any Arrearage shall not be included as part of the Trust Fund and, accordingly, payments with respect to Arrearage will not be payable to the Certificateholders as and when received. However, the Servicer shall be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans, each to the extent such advances are deemed recoverable, until such Mortgage Loans become current.

GROUP I MORTGAGE LOANS STATISTICS

     Loan Group I consists of 1,055 fixed-rate Mortgage Loans. The Group I Loan Balance as of the Cut-off Date is equal to approximately $66,223,023. The Group I Mortgage Loans have original terms to maturity ranging from 1.5 years to 40.5 years. The following statistical information, unless otherwise specified, is based upon the Group I Loan Balance as of the Cut-off Date.

     The Group I Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 62.52% of the Group I Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80.00%. Approximately 39.41% of the Group I Mortgage Loans had a Loan-to-Value Ratio at origination exceeding 90.00%. There can be no assurance that the Loan-to-Value Ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. Except for 14.93% of the Group I Mortgage Loans, all of the Group I Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan , a "Due Date").

     Approximately 20.99% of the Group I Mortgage Loans are FHA Mortgage Loans. Approximately 11.40% of the Group I Mortgage Loans are VA Mortgage Loans.

Sees and VA Mortgage Loans."

     Approximately 63.54% of the Group I Mortgage Loans are Performing Mortgage Loans. Approximately 22.77% of the Group I Mortgage Loans are Sub-Performing Mortgage Loans, including 2.97% (of the Group I Loan Balance) that are Forbearance Plan Mortgage Loans and 1.88% (of the Group I Loan Balance) that are Bankruptcy Plan Mortgage Loans. Approximately 13.69% of the Group I Mortgage Loans are Re-Performing Mortgage Loans including 2.06% (of the Group I Loan Balance) that are Forbearance Plan Mortgage Loans and 8.27% (of the Group I Loan Balance) that are Bankruptcy Plan Mortgage Loans.

     Approximately 16.05% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Group I Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Group I Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     There are 91 Group I Mortgage Loans (representing approximately 9.05% of the Group I Loan Balance) that are balloon payment mortgage loans (each, a "Balloon Loan"). The monthly payment for each Balloon Loan is based on an amortization schedule ranging from 120 months to 510 months, except for the final payment (the "Balloon Payment") which is due and payable between the 18th month and the 216th month following origination of such Mortgage Loan, depending on the terms of the related Mortgage Note. With respect to the majority of the Balloon Loans, the monthly payments for such Balloon Loans amortize over 360 months, but the Balloon Payment is due on the 180th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment for such Mortgage Loan.

     There are 163 Group I Mortgage Loans (representing approximately 9.42% of the Group I Loan Balance) that were originated by the individual seller of the related mortgaged property (each, an "Owner-Financed Mortgage Loan").

     Each Group I Mortgage Loan accrues interest at a rate (each, a "Loan Rate") of not less than 5.00% per annum and not more than 15.50% per annum and as of the Cut-off Date the weighted average Loan Rate of the Group I Mortgage Loans was approximately 9.53% per annum.

     The weighted average remaining term to maturity of the Group I Mortgage Loans will be approximately 247 months as of the Cut-off Date. None of the Group I Mortgage Loans had a first Due Date prior to August 1971 or after September 1998 or will have a remaining term to maturity of less than 2 months or greater than 34.2 years as of the Cut-off Date. The month of the latest maturity date of any Group I Mortgage Loan is December 2032.

     The average Principal Balance of the Group I Mortgage Loans at origination was approximately $68,533. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $62,771.

     No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $955,103 or less than approximately $1,129. The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS (1)


                                                                                          % OF AGGREGATE PRINCIPAL

                                                  NUMBER OF       PRINCIPAL BALANCE        BALANCE OF LOAN GROUP
                                                  MORTGAGE        OUTSTANDING AS OF          OUTSTANDING AS OF

            PRINCIPAL BALANCE ($)                   LOANS          THE CUT-OFF DATE           THE CUT-OFF DATE
   -----------------------------------------    --------------   ---------------------   ---------------------------
         1,129 -     50,000................          511              $ 15,768,172.89             23.81%
        50,001 -    100,000.................         392                26,886,222.43             40.60
       100,001 -    150,000.................         103                12,451,820.25             18.80
       150,001 -    200,000.................          26                 4,354,587.44              6.58
       200,001 -    250,000.................          15                 3,372,498.97              5.09
       250,001 -    300,000.................           3                   838,606.91              1.27
       300,001 -    350,000.................           2                   646,510.49              0.98
       400,001 -    450,000.................           1                   434,027.01              0.66
       500,001 -    550,000..................          1                   515,474.47              0.78
       950,001 -    955,102..................          1                   955,102.36              1.44

                                                ==============   =====================   ===========================
        Total...............................       1,055               $66,223,023.22            100.00%
                                                ==============   =====================   ===========================

----------------------
(1) The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $62,770.64.

           ORIGINAL TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF

                                                                PRINCIPAL BALANCE               LOAN GROUP

                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF

ORIGINAL TERM (MONTHS)              OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
   18-60.....................                 17                      $ 901,734.49                   1.36%
   61-120....................                 47                      2,013,675.93                   3.04
  121-180....................                201                     10,945,651.42                  16.53
  181-240....................                 73                      3,915,839.17                   5.91
  241-300....................                 40                      3,750,165.26                   5.66
  301-360....................                676                     44,605,772.08                  67.36
  481-485....................                  1                         90,184.87                   0.14

                                    -------------------      ------------------------     -----------------------
     Total.....................           1,055                    $66,223,023.22                 100.00%
                                    ===================      ========================     =======================

--------------------
(1) The weighted average original term of the Group I Mortgage Loans was approximately 307 months.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS


                                                                                          % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF

                                          NUMBER                PRINCIPAL BALANCE            LOAN GROUP
                                       OF MORTGAGE              OUTSTANDING AS OF         OUTSTANDING AS OF

        PROPERTY TYPE                     LOANS                 THE CUT-OFF DATE             THE CUT-OFF DATE

-------------------------------     -------------------      ------------------------     -----------------------
Single Family Detached.......             1,009                    $62,707,771.63                  94.69%
Two Family...................                20                      1,563,300.29                   2.36
Condo Low-Rise...............                15                        927,504.66                   1.40
Townhouse....................                 5                        552,306.71                   0.83
PUD(1).......................                 1                        249,068.91                   0.38
Three Family.................                 3                        114,177.59                   0.17
 Four Family.................                 2                        108,893.43                   0.16
                                    -------------------      ------------------------     -----------------------
     Total.....................           1,055                    $66,223,023.22                 100.00%
                                    ===================      ========================     =======================

--------------------
(1)      PUD refers to a Planned Unit Development.

                 OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE               LOAN GROUP
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
OCCUPANCY STATUS                    OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Primary......................             1,000                    $63,094,025.24                  95.28%
Investor.....................                55                      3,128,997.98                   4.72
                                    ===================      ========================     =======================
     Total.....................           1,055                    $66,223,023.22                 100.00%
                                    ===================      ========================     =======================

                      PURPOSE OF THE GROUP I MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                          NUMBER                PRINCIPAL BALANCE               LOAN GROUP
                                       OF MORTGAGE              OUTSTANDING AS OF           OUTSTANDING AS OF
           PURPOSE                        LOANS                 THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Purchase.....................               711                   $39,362,267.21                    59.44%
Rate/Term Refinance..........               337                    25,873,458.67                    39.07
Cash Out Refinance...........                 7                       987,297.34                     1.49
                                    -------------------      ------------------------     -----------------------
     Total.....................           1,055                   $66,223,023.22                   100.00%
                                    ===================      ========================     =======================

                   LOAN RATES OF THE GROUP I MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE               LOAN GROUP
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
        LOAN RATE (%)               OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
   5.00  -   5.50............               1                        $  19,320.58                     0.03%
   5.51  -   6.00............               1                          185,985.16                     0.28
   6.01  -   6.50............               3                          118,019.00                     0.18
   6.51  -   7.00............              18                        1,097,641.21                     1.66
   7.01  -   7.50............              14                        1,108,508.04                     1.67
   7.51  -   8.00............              81                        7,017,322.80                    10.60
   8.01  -   8.50............             162                       11,656,087.31                    17.60
   8.51  -   9.00............             142                        8,853,400.91                    13.37
   9.01  -   9.50............             159                        9,094,313.17                    13.73
   9.51  -  10.00............             158                        7,912,843.67                    11.95
  10.01  -  10.50............              84                        6,066,595.68                     9.16
  10.51  -  11.00............              65                        5,395,461.05                     8.15
  11.01  -  11.50............              44                        2,226,208.90                     3.36
  11.51  -  12.00............              37                        1,632,471.49                     2.47
  12.01  -  12.50............              23                        1,006,520.90                     1.52
  12.51  -  13.00............              22                        1,012,661.73                     1.53
  13.01  -  13.50............              13                          757,460.50                     1.14
  13.51  -  14.00............              12                          547,217.71                     0.83
  14.01  -  14.50............               6                          218,657.38                     0.33
  14.51  -  15.00............               6                          182,602.23                     0.28
  15.01  -  15.50............               4                          113,723.80                     0.17
                                    -------------------      ------------------------     -----------------------
     Total.....................         1,055                      $66,223,023.22                   100.00%
                                    ===================      ========================     =======================

------------------
(1) The weighted average Loan Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 9.53% per annum.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
     ORIGINAL LOAN-TO-VALUE RATIO (%)         OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
     5.16  -  10.00......................               2                 $  10,768.21              0.02%
   10.01  -  15.00........................              5                    69,703.19              0.11
   20.01  -  25.00........................              2                    36,866.90              0.06
   25.01  -  30.00........................              1                    25,023.39              0.04
   30.01  -  35.00........................              2                    31,359.14              0.05
   35.01  -  40.00........................              4                   114,653.32              0.17
   40.01  -  45.00........................              4                   307,018.56              0.46
   45.01  -  50.00........................              9                   290,722.29              0.44
   50.01  -  55.00........................             12                   926,767.44              1.40
   55.01  -  60.00........................             15                   617,691.59              0.93
   60.01  -  65.00........................             39                 2,876,825.84              4.34
   65.01  -  70.00........................             40                 2,918,211.55              4.41
   70.01  -  75.00........................             89                 7,591,230.55             11.46
   75.01  -  80.00........................            123                 9,002,377.66             13.59
   80.01  -  85.00........................            121                 8,318,729.50             12.56
   85.01  -  90.00........................            100                 6,989,259.89             10.55
   90.01  -  95.00........................             54                 2,985,464.89              4.51
   95.01  - 100.00........................            197                10,694,806.64             16.15
  100.01  - 105.00........................            221                11,753,607.92             17.75
  105.01  - 110.00........................             14                   643,739.24              0.97
  110.01  - 113.51........................              1                    18,195.51              0.03
                                              ------------------   ----------------------    --------------------
     Total................................          1,055               $66,223,023.22            100.00%
                                              ==================   ======================    ====================

------------------
(1) The weighted average original Loan-to-Value Ratio of the Group I Mortgage Loans as of the Cut-off Date was approximately 85.94%.



         GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGED PROPERTIES(1)


                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
LOCATION                                      OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
 Alabama.................................            10                  $485,401.45               0.73%
 Alaska..................................             5                   192,094.64               0.29
 Arizona.................................            34                 2,448,523.37               3.70
 Arkansas................................             3                   106,117.84               0.16
 California..............................            53                 4,049,353.05               6.11
 Colorado................................            11                   638,177.97               0.96
 Connecticut.............................             6                   708,460.68               1.07
 Delaware................................             5                   496,291.11               0.75
 District of Columbia....................             4                   335,136.16               0.51
 Florida.................................            67                 3,905,087.96               5.90
 Georgia.................................            43                 2,294,806.54               3.47
 Hawaii..................................             1                   129,351.13               0.20
 Idaho...................................             5                   157,079.38               0.24
 Illinois................................            37                 2,353,187.41               3.55
 Indiana.................................            29                 1,436,934.25               2.17
 Iowa....................................             2                   164,339.01               0.25
 Kansas..................................             5                   292,232.81               0.44
 Kentucky................................             7                   406,323.42               0.61
 Louisiana...............................            19                   938,279.97               1.42
 Maine...................................             2                   118,064.00               0.18
 Maryland................................            33                 3,136,159.38               4.74
 Massachusetts...........................             9                 1,340,210.05               2.02
 Michigan................................            41                 1,704,485.54               2.57
 Minnesota...............................            15                 1,003,118.23               1.51
 Mississippi.............................             4                   227,839.04               0.34
 Missouri................................            17                 1,008,362.94               1.52
 Montana.................................             8                   395,178.21               0.60
 Nebraska................................             4                   194,483.48               0.29
 Nevada..................................            10                   611,121.67               0.92
 New Hampshire...........................             4                   381,393.62               0.58
 New Jersey..............................            41                 4,171,965.96               6.30
 New Mexico..............................             6                   564,546.68               0.85
 New York................................            51                 4,877,063.79               7.36
 North Carolina..........................            48                 2,975,558.22               4.49
 Ohio....................................            32                 1,795,004.21               2.71
 Oklahoma................................            12                   589,492.90               0.89
 Oregon..................................            10                   758,209.88               1.14
 Pennsylvania............................            43                 2,547,035.36               3.85
 Rhode Island............................             2                   197,576.15               0.30
 South Carolina..........................            25                 1,394,480.46               2.11
 Tennessee...............................            40                 2,315,568.93               3.50
 Texas...................................           200                 8,746,938.64              13.21
 Utah....................................             7                   690,238.78               1.04
 Vermont.................................             1                    57,339.49               0.09
 Virginia................................            20                 1,366,313.87               2.06
 Washington..............................            18                 1,059,800.98               1.60
 West Virginia...........................             2                   127,269.34               0.19
 Wisconsin...............................             3                   261,421.21               0.39
 Wyoming.................................             1                    69,604.06               0.11
                                              ------------------   ----------------------    --------------------
 Total...................................         1,055               $66,223,023.22             100.00%
                                              ==================   ======================    ====================

-------------------
(1) The greatest ZIP Code geographic concentration of Group I Mortgage Loans, by Cut-off Date Principal Balance, was approximately 1.44% in the 21043 ZIP Code.

              DOCUMENTATION LEVEL OF THE GROUP I MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
DOCUMENTATION LEVEL                           OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
Full Documentation.......................             569             $35,894,362.07                54.20%
No Documentation.........................             207              10,305,562.93                15.56
Limited Documentation....................             133              10,262,499.56                15.50
Alternative Documentation................             146               9,760,598.66                14.74
                                              ==================   ======================    ====================
     Total................................          1,055             $66,223,023.22               100.00%
                                              ==================   ======================    ====================

--------------------
(1) For a description of each documentation level, see "The Seller Underwriting Standards" herein.

GROUP II MORTGAGE LOANS STATISTICS

     Loan Group II consists of 491 adjustable-rate Mortgage Loans. The Group II Loan Balance as of the Cut-off Date is equal to approximately $54,719,492. The Group II Mortgage Loans have original terms to maturity ranging from 10 years to 40 years. The following statistical information, unless otherwise specified, is based upon the Group II Loan Balance as of the Cut-off Date.

     The Group II Mortgage Loans are secured by first mortgages creating first liens on Mortgaged Properties or by the proprietary leases or occupancy agreements relating to specific dwellings within a cooperative and the related shares issued by such cooperative. Approximately 38.91% of the Group II Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80.00%. Approximately 7.64% of the Group II Mortgage Loans had a Loan-to-Value Ratio at origination exceeding 90.00%. There can be no assurance that the Loan-to-Value Ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. Except for 3.58% of the Group II Mortgage Loans, all of the Group II Mortgage Loans have Due Dates on the first day of the month.

     Approximately 1.54% of the Group II Mortgage Loans are FHA Mortgage Loans. Approximately 0.46% of the Group II Mortgage Loans are VA Mortgage Loans. Sees and VA Mortgage Loans."

     None of the Group II Mortgage Loans are Balloon Loans.

     Approximately 77.84% of the Group II Mortgage Loans are Performing Mortgage Loans. Approximately 17.92% of the Group II Mortgage Loans are Sub-Performing Mortgage Loans, including 0.18% (of the Group II Loan Balance) that are Forbearance Plan Mortgage Loans and 1.65% (of the Group II Loan Balance) that are Bankruptcy Plan Mortgage Loans. Approximately 4.24% of the Group II Mortgage Loans are Re-Performing Mortgage Loans including 0.19% (of the Group II Loan Balance) that are Forbearance Plan Mortgage Loans and 2.97% (of the Group II Loan Balance) that are Bankruptcy Plan Mortgage Loans.

     Approximately 43.74% of the Group II Mortgage Loans provide for payment by the Mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Group II Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Group II Mortgage Loan. The amount of the prepayment charge is provided in the related Mortgage Note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding Principal Balance of the related Mortgage Loan in any 12 month period.

     The weighted average remaining term to maturity of the Group II Mortgage Loans will be approximately 326 months as of the Cut-off Date. None of the Group II Mortgage Loans had a first Due Date prior to September 1979 or after August 1998 or will have a remaining term to maturity of less than 6 months or greater than 32.2 years as of the Cut-off Date. The month of the latest maturity date of any Group II Mortgage Loan is December 2030.

     The average Principal Balance of the Group II Mortgage Loans at origination was approximately $115,397. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $111,445.

     Generally, the Group II Mortgage Loans provide for semi-annual adjustment to the Loan Rate thereon and (except for the Group II Mortgage Loans that are Negative Amortization Mortgage Loans) for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, that the first adjustment for such Mortgage Loans will occur after an initial period of one year, in the case of 3.33% of the Group II Mortgage Loans, two years, in the case of 56.12% of the Group II Mortgage Loans, three years, in the case of 3.27% of the Group II Mortgage Loans, and five years, in the case of 0.26% of the Group II Mortgage Loans (each such Mortgage Loan, a "Delayed First Adjustment Mortgage Loan "). On each Adjustment Date for each Group II Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the index applicable to determining the Loan Rate on each Mortgage Loan (the "Index") and a fixed percentage amount (the "Gross Margin""). The Loan Rate on each such Group II Mortgage Loan will not increase or decrease by more than 6.00% per annum on the first related Adjustment Date (the "Initial Periodic Rate Cap") and 3.00% on any Adjustment Date thereafter (the "Periodic Rate Cap"); provided, however, 36 Group II Mortgage Loans do not have an Initial Periodic Rate Cap or a Periodic Rate Cap. The Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.50% per annum and a weighted average Periodic Rate Cap of approximately 1.21% per annum thereafter (excluding those loans without periodic caps). Each Loan Rate on each such Group II Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Group II Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Group II Mortgage Loan (the "Minimum Loan Rate"), except that 14 and 109 Group II Mortgage Loans do not have Maximum Loan Rates and Minimum Loan Rates, respectively. The Delayed First Adjustment Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.40% per annum and a weighted average Periodic Rate Cap of approximately 1.07% per annum thereafter. Effective with the first monthly payment due on each Group II Mortgage Loan (other than any Group II Mortgage Loan that is a Negative Amortization Mortgage Loan) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" herein. None of the Group II Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

     The Group II Mortgage Loans had Loan Rates as of the Cut-off Date of not less than 4.94% per annum and not more than 14.85% per annum and the weighted average Loan Rate was approximately 9.28% per annum. As of the Cut-off Date, the Group II Mortgage Loans had Gross Margins ranging from -0.50% to 11.25%, Minimum Loan Rates ranging from 0% per annum to 14.30% per annum and Maximum Loan Rates ranging from 10.50% per annum to 21.85% per annum (except for 14 Group II Mortgage Loans that do not have Maximum Loan Rates). As of the Cut-off Date, the weighted average Gross Margin was approximately 5.41%, the weighted average Minimum Loan Rate was approximately 8.94% per annum (exclusive of the Mortgage Loans that do not have a Minimum Loan Rate) and the weighted average Maximum Loan Rate was approximately 15.38% per annum (exclusive of the Mortgage Loans that do not have a Maximum Loan Rate). The latest next Adjustment Date following the Cut-off Date on any Group II Mortgage Loan occurs in November 2005 and the weighted average next Adjustment Date for all of the Group II Mortgage Loans following the Cut-off Date is February 2000.

     For a description of the Negative Amortization Mortgage Loans, see "--Negative Amortization" below.

     No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $956,204 or less than approximately $5,617. The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)


                                                                                          % OF AGGREGATE PRINCIPAL
                                                  NUMBER OF       PRINCIPAL BALANCE        BALANCE OF LOAN GROUP
                                                  MORTGAGE        OUTSTANDING AS OF          OUTSTANDING AS OF
            PRINCIPAL BALANCE ($)                   LOANS          THE CUT-OFF DATE           THE CUT-OFF DATE
   -----------------------------------------    --------------   ---------------------   ---------------------------
         5,617 -   50,000..................           72              $  2,476,113.73              4.53%
       50,001 - 100,000.....................         198                14,648,237.23             26.77
     100,001 - 150,000......................         117                14,165,336.46             25.89
     150,001 - 200,000......................          61                10,205,159.46             18.65
     200,001 - 250,000......................          21                 4,809,233.85              8.79
     250,001 - 300,000......................           7                 1,892,886.81              3.46
     300,001 - 350,000......................           3                   955,183.12              1.75
     350,001 - 400,000......................           5                 1,810,797.43              3.31
     400,001 - 450,000.......................          2                   853,404.15              1.56
     450,001 - 500,000.......................          2                   935,290.35              1.71
     500,001 - 550,000.......................          2                 1,011,645.42              1.85
     950,001 - 956,204.......................          1                   956,203.61              1.75
                                                ==============   =====================   ===========================
        Total...............................         491               $54,719,491.62            100.00%
                                                ==============   =====================   ===========================

----------------------
(1) The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $111,445.

          ORIGINAL TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE               LOAN GROUP
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
ORIGINAL TERM (MONTHS)              OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Up to 120....................                  1                  $   374,183.82                     0.68%
121 - 180....................                  7                      765,128.47                     1.40
181 - 240....................                  5                       93,558.16                     0.17
241 - 300....................                  9                      529,039.52                     0.97
301 - 360....................                462                   51,965,475.06                    94.97
421 - 480....................                  7                      992,106.59                     1.81
                                    -------------------      ------------------------     -----------------------
     Total.....................              491                  $54,719,491.62                   100.00%
                                    ===================      ========================     =======================

--------------------
(1) The weighted average original term of the Group II Mortgage Loans was approximately 357 months.

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS


                                                                                          % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                          NUMBER                PRINCIPAL BALANCE            LOAN GROUP
                                       OF MORTGAGE              OUTSTANDING AS OF         OUTSTANDING AS OF
        PROPERTY TYPE                     LOANS                 THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Single Family Detached.......               390                    $42,699,294.80                  78.03%
PUD(1).......................                30                      4,686,081.54                   8.56
Condo Low-Rise...............                25                      2,716,929.03                   4.97
Two Family...................                23                      1,958,304.92                   3.58
Four Family..................                 8                      1,178,747.81                   2.15
Townhouse....................                 7                        748,465.94                   1.37
Three Family.................                 4                        592,012.54                   1.08
Condo High-Rise..............                 3                        104,106.31                   0.19
 Cooperative.................                 1                         35,548.73                   0.06
                                    -------------------      ------------------------     -----------------------
                                    ===================      ========================     =======================
     Total.....................             491                    $54,719,491.62                 100.00%
                                    ===================      ========================     =======================

--------------------
(1) PUD refers to a Planned Unit Development.

                 OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE               LOAN GROUP
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
OCCUPANCY STATUS                    OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Primary......................               445                    $50,268,956.82                  91.87%
Investor.....................                45                      4,386,801.36                   8.02
Second Home..................                 1                         63,733.44                   0.12
                                    -------------------      ------------------------     -----------------------
     Total.....................             491                    $54,719,491.62                 100.00%
                                    ===================      ========================     =======================

                     PURPOSE OF THE GROUP II MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                          NUMBER                PRINCIPAL BALANCE               LOAN GROUP
                                       OF MORTGAGE              OUTSTANDING AS OF           OUTSTANDING AS OF
           PURPOSE                        LOANS                 THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
Purchase.....................               217                   $23,921,060.98                    43.72%
Rate/Term Refinance..........               168                    18,336,752.83                    33.51
Cash Out Refinance...........               106                    12,461,677.81                    22.77
                                    -------------------      ------------------------     -----------------------
     Total.....................             491                   $54,719,491.62                   100.00%
                                    ===================      ========================     =======================

              CURRENT LOAN RATES OF THE GROUP II MORTGAGE LOANS (1)


                                                                                              % OF AGGREGATE
                                                                                           PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE               LOAN GROUP
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
    CURRENT LOAN RATE (%)           OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------
   4.94 -  5.00..............               1                      $    80,423.69                    0.15%
   5.01 -  5.50..............               1                           25,202.81                    0.05
   6.01 -  6.50..............               1                          166,731.72                    0.30
   6.51 -  7.00..............               8                        1,061,413.61                    1.94
   7.01 -  7.50..............              28                        4,181,852.27                    7.64
   7.51 -  8.00..............              52                        5,330,935.23                    9.74
   8.01 -  8.50..............              51                        4,939,269.62                    9.03
   8.51 -  9.00..............              74                       10,114,611.09                   18.48
   9.01 -  9.50..............              61                        8,088,022.50                   14.78
   9.51 - 10.00..............              66                        7,592,136.65                   13.87
  10.01 - 10.50...............             32                        3,208,544.89                    5.86
  10.51 - 11.00...............             55                        5,084,652.56                    9.29
  11.01 - 11.50...............             21                        1,811,317.29                    3.31
  11.51 - 12.00...............             16                        1,404,005.03                    2.57
  12.01 - 12.50...............              7                          463,480.14                    0.85
  12.51 - 13.00...............              6                          354,416.04                    0.65
  13.01 - 13.50...............              2                          174,380.56                    0.32
  13.51 - 14.00...............              4                          283,009.52                    0.52
  14.01 - 14.50...............              4                          287,640.06                    0.53
  14.51 - 14.85...............              1                           67,446.34                    0.12
                                    -------------------      ------------------------     -----------------------
     Total.....................           491                      $54,719,491.62                  100.00%
                                    ===================      ========================     =======================

------------------
(1) The weighted average Loan Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 9.28% per annum.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
     ORIGINAL LOAN-TO-VALUE RATIO (%)         OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
   29.43 -   30.00.......................               1              $     35,548.73              0.06%
   30.01 -   35.00.............                         2                    73,221.49              0.13
   35.01 -   40.00.............                         2                   172,829.42              0.32
   40.01 -   45.00.............                         3                   136,752.28              0.25
   45.01 -   50.00.............                         8                   439,620.01              0.80
   50.01 -   55.00.............                         7                 1,343,959.99              2.46
   55.01 -   60.00.............                        13                 1,788,905.84              3.27
   60.01 -   65.00.............                        21                 1,686,534.38              3.08
   65.01 -   70.00.............                        37                 3,755,920.30              6.86
   70.01 -   75.00.............                        64                 7,337,486.35             13.41
   75.01 -   80.00.............                       141                16,657,624.58             30.44
   80.01 -   85.00.............                        81                10,195,318.09             18.63
   85.01 -   90.00.............                        60                 6,915,241.38             12.64
   90.01 -   95.00.............                        18                 1,745,370.38              3.19
   95.01 -  100.00.............                        22                 1,805,784.86              3.30
  100.01 -  105.00.............                         8                   484,900.59              0.89
  105.01 -  108.33.............                         3                   144,472.95              0.26
                                              ==================   ======================    ====================
     Total................................            491               $54,719,491.62            100.00%
                                              ==================   ======================    ====================

------------------
(1) The weighted average original Loan-to-Value Ratio of the Group II Mortgage Loans as of the Cut-off Date was approximately 79.32%.

         GEOGRAPHIC DISTRIBUTION OF THE GROUP II MORTGAGED PROPERTIES(1)


                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
LOCATION                                      OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
 Alaska..................................             1               $    25,362.99               0.05%
 Arizona.................................            20                 1,943,460.81               3.55
 Arkansas................................             1                    22,751.69               0.04
 California..............................           104                17,786,564.16              32.50
 Colorado................................            31                 4,132,514.97               7.55
 Connecticut.............................            10                   990,330.90               1.81
 Delaware................................             4                   362,665.06               0.66
 District of Columbia....................             4                   378,513.47               0.69
 Florida.................................            24                 1,714,790.94               3.13
 Georgia.................................             8                   750,184.25               1.37
 Idaho...................................             2                   109,494.47               0.20
 Illinois................................            87                 8,419,400.46              15.39
 Indiana.................................            10                   586,234.19               1.07
 Iowa....................................             1                    80,762.15               0.15
 Kansas..................................             3                   112,133.11               0.20
 Kentucky................................             5                   457,488.03               0.84
 Louisiana...............................             6                   498,508.16               0.91
 Maryland................................            15                 1,896,295.51               3.47
 Massachusetts...........................             3                   345,717.67               0.63
 Michigan................................            13                   921,299.75               1.68
 Minnesota...............................             8                   942,352.45               1.72
 Missouri................................             2                   159,409.41               0.29
 Montana.................................             1                    74,862.71               0.14
 Nevada..................................             6                   870,686.34               1.59
 New Jersey..............................            13                 1,547,138.43               2.83
 New York................................            18                 2,344,028.20               4.28
 North Carolina..........................             3                   227,308.81               0.42
 Ohio....................................            22                 1,411,072.81               2.58
 Oklahoma................................             1                    13,331.51               0.02
 Oregon..................................             8                   670,528.28               1.23
 Pennsylvania............................             7                   615,161.77               1.12
 Rhode Island............................             5                   484,781.74               0.89
 Texas...................................            17                 1,450,955.96               2.65
 Utah....................................            10                 1,067,086.30               1.95
 Virginia................................             8                   504,223.72               0.92
 Washington..............................             7                   650,840.14               1.19
 Wisconsin...............................             2                   135,374.52               0.25
 Wyoming.................................             1                    15,875.78               0.03
                                              ------------------   ----------------------    --------------------
     Total................................          491               $54,719,491.62             100.00%
                                              ==================   ======================    ====================

-------------------
(1) The greatest ZIP Code geographic concentration of Group II Mortgage Loans, by Group II Loan Balance as of the Cut-off Date, was approximately 1.78% in the 94065 ZIP Code.

             DOCUMENTATION LEVELS OF THE GROUP II MORTGAGE LOANS(1)

                                                                                               % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE
                                                                     PRINCIPAL BALANCE          OF LOAN GROUP
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
DOCUMENTATION LEVEL                           OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------
Full Documentation.......................             350             $38,534,376.79                70.42%
Limited Documentation....................              61               7,398,988.23                13.52
Alternative Documentation................              59               6,644,910.97                12.14
No Documentation.........................              21               2,141,215.63                 3.91
                                              ==================   ======================    ====================
     Total................................            491             $54,719,491.62               100.00%
                                              ==================   ======================    ====================

--------------------
(1) For a description of each documentation level, see "The Seller -- Underwriting Standards" herein.

              MAXIMUM LOAN RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                                                             % OF AGGREGATE
                                                                                          PRINCIPAL BALANCE OF
                                                                  PRINCIPAL BALANCE            LOAN GROUP
                                              NUMBER OF           OUTSTANDING AS OF         OUTSTANDING AS OF
     MAXIMUM LOAN RATE (%)                  MORTGAGE LOANS         THE CUT-OFF DATE         THE CUT-OFF DATE
     -----------------------------------   -----------------   -------------------------  ----------------------
     10.50 -   11.00....................          14               $  1,375,011.75              2.51%
     11.01 -   12.00....................          13                  1,335,280.18              2.44
     12.01 -   13.00....................          15                  1,479,675.31              2.70
     13.01 -   14.00....................          49                  5,902,923.30             10.79
     14.01 -   15.00....................          93                 11,919,664.45             21.78
     15.01 -   16.00....................         128                 15,686,281.35             28.67
     16.01 -   17.00....................          87                  8,882,240.02             16.23
     17.01 -   18.00....................          50                  4,622,107.52              8.45
     18.01 -   19.00....................          15                  1,122,510.13              2.05
     19.01 -   20.00....................           8                    658,064.53              1.20
     20.01 -   21.00....................           3                    214,891.88              0.39
     21.01 -   22.00....................           2                    157,527.54              0.29
     No Maximum.........................          14                  1,363,313.66              2.49
                                             --------------      -----------------        ---------------
        Total...........................         491                $54,719,491.62            100.00%
                                             ==============      =================        ===============

(1) The weighted average Maximum Loan Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 15.38% per annum (excluding those Group II Mortgage Loans with no Maximum Loan Rate).

              MINIMUM LOAN RATES OF THE GROUP II MORTGAGE LOANS(1)

                                                                                             % OF AGGREGATE
                                                                                          PRINCIPAL BALANCE OF
                                                                  PRINCIPAL BALANCE            LOAN GROUP
                                              NUMBER OF           OUTSTANDING AS OF         OUTSTANDING AS OF
     MINIMUM LOAN RATE (%)                  MORTGAGE LOANS         THE CUT-OFF DATE         THE CUT-OFF DATE
     -----------------------------------   -----------------   -------------------------  ----------------------
             No Minimum.................         109               $11,055,801.02              20.20%
             0.01  -  1.00..............           8                   700,651.71               1.28
             1.01 -   2.00.............           13                 1,179,719.98               2.16
             2.00 -   3.00.............            2                   340,163.70               0.62
             3.01 -   4.00.............            5                   339,162.98               0.62
             4.01 -   5.00.............            3                   324,640.70               0.59
             5.01 -   6.00.............            9                   884,466.04               1.62
             6.01 -   7.00.............            8                 1,613,533.26               2.95
             7.01 -   8.00.............           15                 1,569,067.18               2.87
             8.01 -   9.00.............           83                11,911,239.82              21.77
             9.01 -  10.00.............          122                14,881,952.31              27.20
           10.01 -   11.00.............           81                 7,412,723.68              13.55
           11.01 -   12.00.............           20                 1,526,438.80               2.79
           12.01 -   13.00.............            4                   290,502.59               0.53
           13.01 -   14.00.............            7                   573,983.66               1.05
           14.01 -   14.30.............            2                   115,444.19               0.21
                                           -----------------   -------------------------  ----------------------
         Total..........................         491               $54,719,491.62             100.00%
                                           =================   =========================  ======================

--------------------
(1) The weighted average Minimum Loan Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 8.94% per annum (excluding those Group II Mortgage Loans with no Minimum Loan Rate).

                 GROSS MARGINS OF THE GROUP II MORTGAGE LOANS(1)

                                                                                            % OF AGGREGATE
                                                                                         PRINCIPAL BALANCE OF
                                               NUMBER           PRINCIPAL BALANCE             LOAN GROUP
                                            OF MORTGAGE         OUTSTANDING AS OF          OUTSTANDING AS OF
           GROSS MARGINS (%)                   LOANS            THE CUT-OFF DATE           THE CUT-OFF DATE
           ----------------------------   -----------------  ------------------------   ------------------------
           -0.50 -  0.00.............               2            $    76,371.74                0.14%
            0.01 -  1.00.............               5                972,379.14                1.78
            1.01 -  2.00.............               4                327,971.64                0.60
            2.01 -  3.00.............             113             11,958,798.85               21.85
            3.01 -  4.00.............              11                767,004.77                1.40
            4.01 -  5.00.............              27              2,898,085.30                5.30
            5.01 -  6.00.............              99             12,591,105.52               23.01
            6.01 -  7.00.............             138             15,222,960.44               27.82
            7.01 -  8.00.............              69              8,010,868.93               14.64
            8.01 -  9.00.............              14              1,178,380.60                2.15
            9.01 - 10.00.............               4                391,528.20                0.72
           10.01 - 11.00.............               4                298,673.50                0.55
           11.01 - 11.25.............               1                 25,362.99                0.05
                                          =================  ========================   ========================
              Total..................             491            $54,719,491.62              100.00%
                                          =================  ========================   ========================

------------------
(1) The weighted average Gross Margin of the Group II Mortgage Loans as of the Cut-off Date was approximately 5.41%.

              NEXT ADJUSTMENT DATE FOR THE GROUP II MORTGAGE LOANS


                                                                                          % OF AGGREGATE PRINCIPAL
                                                                PRINCIPAL BALANCE           BALANCE OF LOAN GROUP
                                             NUMBER OF          OUTSTANDING AS OF           OUTSTANDING AS OF THE
           NEXT ADJUSTMENT DATE            MORTGAGE LOANS        THE CUT-OFF DATE               CUT-OFF DATE
           ----------------------------   -----------------   -----------------------   --------------------------------
           12/01/98...................            9                $ 1,183,378.67                      2.16%
           12/20/98...................            1                    181,202.50                      0.33
           01/01/99...................           28                  2,677,148.56                      4.89
           01/10/99...................            1                     79,526.36                      0.15
           02/01/99...................           13                    966,701.89                      1.77
           03/01/99...................           12                  1,604,153.99                      2.93
           03/10/99...................            1                     56,263.85                      0.10
           03/20/99...................            1                     89,494.32                      0.16
           04/01/99...................           21                  2,477,552.51                      4.53
           05/01/99...................           11                    928,366.13                      1.70
           05/10/99...................            3                    599,255.57                      1.10
           06/01/99...................           16                  1,787,297.71                      3.27
           06/10/99...................            1                    239,954.92                      0.44
           07/01/99...................           31                  2,901,863.65                      5.30
           08/01/99...................           19                  1,293,963.64                      2.36
           08/15/99...................            2                     39,480.93                      0.07
           09/01/99...................           25                  3,480,457.25                      6.36
           09/05/99...................            1                     80,423.69                      0.15
           09/23/99...................            1                     26,072.57                      0.05
           10/01/99...................           27                  3,153,193.75                      5.76
           10/10/99...................            1                    227,466.35                      0.42
           11/01/99...................            4                    565,032.80                      1.03
           12/01/99...................            5                    399,220.85                      0.73
           12/05/99...................            1                     73,365.92                      0.13
           01/01/00...................            1                    114,571.72                      0.21
           01/05/00...................            1                     96,476.24                      0.18
           02/01/00...................            4                    252,900.75                      0.46
           03/01/00...................            3                    191,167.22                      0.35
           04/01/00...................            2                    493,545.21                      0.90
           05/01/00...................            7                    851,868.19                      1.56
           06/01/00...................           39                  4,212,603.83                      7.70
           06/30/00...................            1                     67,392.42                      0.12
           07/01/00...................          165                 19,730,137.59                     36.06
           08/01/00...................            1                     36,976.07                      0.07
           09/01/00...................            2                    128,913.82                      0.24
           10/01/00...................            1                     86,966.58                      0.16
           11/01/00...................            1                    117,959.67                      0.22
           12/01/00...................            1                     53,453.76                      0.10
           01/01/01...................            3                    233,252.20                      0.43
           03/01/01...................            1                    166,731.72                      0.30
           05/01/01...................            2                    124,639.57                      0.23
           06/01/01...................            2                    197,569.77                      0.36
           07/01/01...................           10                  1,430,477.66                      2.61
           08/01/01...................            1                     47,762.36                      0.09
           11/01/01...................            1                     54,522.05                      0.10
           12/01/01...................            1                    110,536.51                      0.20
           01/01/02...................            1                    121,256.40                      0.22
           02/01/02...................            1                     62,168.82                      0.11
           04/01/02...................            1                     43,818.87                      0.08
           06/01/02...................            1                    152,423.01                      0.28
           08/01/02...................            1                    141,791.77                      0.26
           11/01/05...................            1                    286,769.46                      0.52
                                          -----------------   -----------------------   --------------------------------
           Total                                491                $54,719,491.62                    100.00%
                                          =================   =======================   ================================

                     INDICES OF THE GROUP II MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE
                                                   NUMBER OF       PRINCIPAL BALANCE           OF LOAN GROUP
                                                    MORTGAGE       OUTSTANDING AS OF         OUTSTANDING AS OF
                         INDEX(1)                    LOANS          THE CUT-OFF DATE         THE CUT-OFF DATE
           -------------------------------------  -------------  -----------------------  ----------------------
           Six Month LIBOR(2).................        350             $40,271,442.63               73.60%
           One Year CMT.......................         75               6,829,613.81               12.48
           Eleventh District COFI.............         29               4,360,504.32                7.97
           National Monthly Median COFI.......         13               1,096,158.42                2.00
           Other(3)...........................         24               2,161,772.44                3.95
                                                  -------------  -----------------------  ----------------------
                Total.........................        491             $54,719,491.62              100.00%
                                                  ============   =======================  =======================

(1)  Each of these Indices are described under "--The Index."

(2) Of the Group II Mortgage Loans with an Index of Six-Month LIBOR, approximately 3.33%, 56.12%, 3.27%, and 0.26% (in each case by Group II Loan Balance as of the Cut-off Date) have initial fixed Loan Rates for one year, two years, three years and five years, respectively.

(3) Includes 8 other Indices, each of which represents 1.50% or less of the Group II Loan Balance as of the Cut-off Date.

          INITIAL PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE
                                                                  PRINCIPAL BALANCE            OF LOAN GROUP
                                               NUMBER OF          OUTSTANDING AS OF          OUTSTANDING AS OF
INITIAL PERIODIC RATE CAP (%)                MORTGAGE LOANS        THE CUT-OFF DATE           THE CUT-OFF DATE
----------------------------------------    -----------------   -----------------------   -------------------------
None...................................           36              $   5,206,551.83                  9.51%
1.00...................................          275                 31,033,524.89                 56.71
1.50...................................           29                  3,644,782.53                  6.66
2.00...................................           80                  7,335,741.93                 13.41
3.00...................................           70                  7,340,350.25                 13.41
6.00...................................            1                    158,540.19                  0.29
                                            ---------------   -------------------------   -------------------------
     Total..............................         491                $54,719,491.62                100.00%
                                            ===============   =========================   =========================

------------------
(1) Relates solely to initial rate adjustments.

         SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE
                                                                 PRINCIPAL BALANCE             OF LOAN GROUP
                                              NUMBER OF          OUTSTANDING AS OF           OUTSTANDING AS OF
PERIODIC RATE CAP (%)                       MORTGAGE LOANS        THE CUT-OFF DATE            THE CUT-OFF DATE
----------------------------------------    ---------------   -------------------------   -------------------------
None ................................             36              $   5,206,551.83                  9.51%
1.00.................................            332                 36,305,305.67                 66.35
1.50.................................             47                  6,112,230.32                 11.17
2.00.................................             75                  7,022,037.88                 12.83
3.00.................................              1                     73,365.92                  0.13
                                            ===============   =========================   =========================
     Total..............................         491                $54,719,491.62                100.00%
                                            ===============   =========================   =========================

------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

THE INDEX

         With respect to approximately 12.48% of the Group II Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("One Year CMT"); with respect to approximately 7.97% of the Group II Mortgage Loans, the Index is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note ("Eleventh District COFI"); with respect to approximately 73.60% of the Group II Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae ("Six Month LIBOR"); with respect to approximately 2.00% of the Group II Mortgage Loans, the Index is the cost of funds index tabulated and published by the Office of Thrift Supervision ("National Monthly Median COFI"); and approximately 3.95% of the Group II Mortgage Loans are based upon a variety of indices, none of which comprise more than 1.50% of the Group II Mortgage Loans. Listed below are some historical values for the months indicated of three of the indices.


                                             ONE YEAR CMT
                                                                              Year
                                             -------------------------------------------------------------------
Month                                         1998      1997      1996       1995      1994      1993       1992
-----                                         ----      ----      ----       ----      ----      ----       ----
January                                      5.24%      5.61%     5.09%     7.05%      3.54%     3.50%     4.15%
February                                     5.31%      5.53%     4.94%     6.70%      3.87%     3.39%     4.29%
March                                        5.39%      5.80%     5.34%     6.43%      4.32%     3.33%     4.63%
April                                        5.38%      5.99%     5.54%     6.27%      4.82%     3.24%     4.30%
May                                          5.44%      5.87%     5.64%     6.00%      5.31%     3.36%     4.19%
June                                         5.41%      5.69%     5.81%     5.64%      5.27%     3.54%     4.17%
July                                         5.36%      5.54%     5.85%     5.59%      5.48%     3.47%     3.60%
August                                       5.21%      5.56%     5.67%     5.75%      5.56%     3.44%     3.47%
September                                    4.71%      5.52%     5.83%     5.62%      5.76%     3.36%     3.18%
October                                      4.12%      5.46%     5.55%     5.59%      6.11%     3.39%     3.30%
November                                     4.53%      5.46%     5.42%     5.43%      6.54%     3.58%     3.68%
December                                      N/A       5.53%     5.47%     5.31%      7.14%     3.61%     3.71%


                                           Eleventh District COFI
                                                                              Year
                                           -------------------------------------------------------------------------
Month                                           1998      1997      1996       1995      1994      1993       1992
-----                                           ----      ----      ----       ----      ----      ----       ----
January                                         4.99%     4.82%     5.03%      4.75%     3.71%     4.36%      6.00%
February                                        4.97%     4.76%     4.98%      4.93%     3.69%     4.33%      5.80%
March                                           4.92%     4.78%     4.87%      5.01%     3.63%     4.25%      5.61%
April                                           4.90%     4.82%     4.84%      5.06%     3.67%     4.17%      5.43%
May                                             4.88%     4.86%     4.82%      5.14%     3.73%     4.10%      5.29%
June                                            4.88%     4.85%     4.81%      5.18%     3.80%     4.05%      5.26%
July                                            4.91%     4.89%     4.82%      5.14%     3.86%     4.00%      5.07%
August                                          4.90%     4.90%     4.84%      5.13%     3.95%     3.96%      4.87%
September                                       4.88%     4.94%     4.83%      5.11%     4.04%     3.88%      4.81%
October                                         4.76%     4.96%     4.85%      5.12%     4.19%     3.82%      4.60%
November                                          N/A     4.95%     4.84%      5.12%     4.37%     3.82%      4.51%
December                                          N/A     4.96%     4.84%      5.06%     4.59%     3.88%      4.43%

                                           Six Month LIBOR
                                                                              Year
                                           -------------------------------------------------------------------------
Month                                         1998      1997      1996       1995      1994      1993       1992
-----                                         ----      ----      ----       ----      ----      ----       ----
January                                      5.63%      5.69%     5.34%     6.69%      3.39%     3.44%     4.31%
February                                     5.70%      5.68%     5.29%     6.44%      4.00%     3.33%     4.38%
March                                        5.75%      5.94%     5.52%     6.44%      4.25%     3.38%     4.50%
April                                        5.81%      6.00%     5.42%     6.31%      4.63%     3.31%     4.25%
May                                          5.75%      6.00%     5.64%     6.06%      5.00%     3.44%     4.19%
June                                         5.78%      5.91%     5.84%     5.88%      5.25%     3.56%     4.00%
July                                         5.75%      5.80%     5.92%     5.88%      5.33%     3.56%     3.63%
August                                       5.59%      5.84%     5.74%     5.94%      5.33%     3.44%     3.56%
September                                    5.25%      5.84%     5.75%     5.99%      5.69%     3.38%     3.19%
October                                      4.98%      5.79%     5.58%     5.95%      6.00%     3.50%     3.56%
November                                     5.15%      5.91%     5.55%     5.74%      6.44%     3.52%     4.00%
December                                      N/A       5.84%     5.62%     5.56%      7.00%     3.50%      3.63%

         If any Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

NEGATIVE AMORTIZATION

         With respect to approximately 8.39% of the Group II Mortgage Loans (the "Negative Amortization Mortgage Loans"), the Loan Rate thereon adjusts on a date which is different than the date on which monthly payments are adjusted and/or, any increase or decrease in the amount of the monthly payment on the date of adjustment is generally limited to an amount not greater than 10% of the monthly payment due on the immediately preceding Due Date (a "Payment Cap"). Such provisions may result in accelerated or negative amortization with respect to such Negative Amortization Mortgage Loans. Certain Negative Amortization Mortgage Loans do not apply the Payment Cap in setting the monthly payment on each five year anniversary of such loan's origination date or if the principal balance of any such mortgage loan exceeds the initial principal balance by a particular percentage. In such event a monthly payment is established that will fully amortize the principal balance over its then remaining term at the current Loan Rate.

         Since the Loan Rates on the Negative Amortization Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Mortgage Loan over its then remaining term at the applicable Loan Rate. Accordingly, Negative Amortization Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Loan Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Loan Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, "Deferred Interest")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Loan Rate and to reduce principal in accordance with a fully amortizing schedule). In the event the Loan Rate on a Negative Amortization Mortgage Loan is increased, Deferred Interest is added to the principal balance of any Negative Amortization Mortgage Loan, and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

FHA MORTGAGE LOANS AND VA MORTGAGE LOANS

         As noted above, (i) 31.74% of the Group I Mortgage Loans are subject to either FHA insurance as described herein (the "FHA Mortgage Loans") or are subject to a VA guarantee as described herein (the "VA Mortgage Loans") and (ii) 0.57% of the Group II Mortgage Loans are FHA Mortgage Loans or VA Mortgage Loans. All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Mortgage Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         Insurance premiums for the FHA Mortgage Loans are collected by the Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the Servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the Servicer is otherwise in material compliance with FHA regulations. Provided that the Servicer is in material compliance with FHA regulations, the Servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Mortgage Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Mortgage Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which the servicer may bid at the foreclosure sale in order for the servicer to subsequently convey the property to the VA. If the servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the Servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of
(i) the guaranteed amount and (ii) the proceeds of any foreclosure.

          The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

                                   THE SELLER

GENERAL

     Credit-Based Asset Servicing and Securitization LLC is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the Seller and neither the Depositor nor any other party makes any representation as to the accuracy or completeness of such information.

     The Seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Seller. Each of MGIC and EFSG has approximately a 48% interest in the Seller with the remainder owned by management of the Seller. At September 30, 1998, the Seller had approximately $400 million in assets, approximately $308 million in liabilities and approximately $92 million in equity.

     The Seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. All mortgage loans owned by the Seller are serviced by its affiliate, Litton Loan Servicing LP. The Seller does not originate mortgages.

The Seller is a HUD-approved investing mortgagee.

UNDERWRITING STANDARDS

     Each Mortgage Loan included in the Trust Fund has satisfied the credit, appraisal and underwriting guidelines established by the Seller that are described below. To determine satisfaction of such guidelines, the Seller or a loan reviewer reviewed the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Seller. These files include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The Seller's underwriting guidelines when reunderwriting mortgage loans are intended to evaluate the borrower's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the Seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the Seller's purchase. A borrower's ability and willingness to repay debts (including the Mortgage Loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the Seller also obtains and reviews a current credit report for the mortgagor.

     The Seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

     Full Documentation. Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

     In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

     Other Levels of Documentation. Other mortgage loans purchased and reunderwritten by the Seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "full documentation" programs, including "No Documentation," "Limited Documentation" and "Alternative Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived. "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other mortgage loans based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral.

OWNER-FINANCED MORTGAGE LOANS

         The Seller routinely purchases mortgage loans which are owner-financed mortgage loans. Owner-financed mortgage loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans typically purchased by the Seller. The borrower under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related borrower. In connection with the Seller's acquisition of an owner-financed mortgage loan, the Seller did obtain and review the credit history and payment history of the borrower. In deciding to purchase owner-financed mortgage loans, the Seller generally places considerable emphasis on the value of the mortgaged property. The Seller, in connection with its underwriting of an owner-financed mortgage loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an owner-financed mortgage loan generally was obtained within 90 days prior to the purchase by the Seller of such mortgage loan. However, in certain instances, the Seller may have utilized a previous appraisal if it was completed within one year prior to the purchase by the Seller, in which case the Seller will generally require the appraiser to recertify the value in such appraisal. The Seller may have acquired an owner-financed mortgage loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition. For all Owner-Financed Mortgage Loans included in either Loan Group acquired using statistical valuations, appraisals (which generally are drive-by appraisals) have been subsequently obtained.

         For a discussion of the certain risks related to owner-financed mortgage loans that a Certificateholder should consider prior to purchase, see "Risk Factors - Risks Related to Owner-Financed Mortgage Loans."

                                  THE SERVICER

         The information set forth in the following paragraphs has been provided by Litton Loan Servicing LP. None of the Depositor, the Seller, the Trustee, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Litton Loan Servicing LP ("Litton") a Delaware limited partnership, and an affiliate of the Seller, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Litton Loan Servicing LP was formed in July 1996, with all of the general and limited partnership interests owned by EFSG, MGIC and C-BASS Holding LLC. On October 1, 1998 Litton Loan Servicing, Inc., a wholly-owned subsidiary of EFSG, transferred its business to Litton Loan Servicing LP. From and after October 1, 1998 all activities formerly conducted by Litton Servicing, Inc. are being conducted by Litton Loan Servicing LP. The Servicer currently employs approximately 160 individuals. The main office of the Servicer is located at 5373 W. Alabama, Houston, Texas 77056. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $2.625 billion. Litton specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. Other transactions for which the Servicer acts as servicer include Housing Securities, Inc. 1995-RP1, C-BASS ABS, LLC 1997-1, C-BASS ABS, LLC 1997-3, C-BASS ABS, LLC 1998-1, Merrill Lynch Mortgage Investors, Inc., Series 1998-G1 and Series 1998-FF2 and The Prudential Home Mortgage Securities Company, Inc., Series 1990-09, Series 1990-14, Series 1991-05, Series 1991-10, Series 1991-14, Series 1991-20, Series 1991-20, Series
1992-06, Series 1992-12, Series 1992-16 and Series 1992-23.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Litton (doing business as Litton Loan Servicing, Inc.) as of the date indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights over the past several months. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer in the period ending on September 30, 1998 as compared with the period ending on December 31, 1997.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE1


                                      AS OF SEPTEMBER 30, 1998                         AS OF DECEMBER 31, 1997
                          ---------------------------------------------     ---------------------------------------------
                                                                % BY                                              % BY
                            NO. OF                            PRINCIPAL      NO. OF                             PRINCIPAL
                             LOANS     PRINCIPAL BALANCE2      BALANCE        LOANS      PRINCIPAL BALANCE2      BALANCE
                           --------    -----------------      ---------      ------      ------------------     ----------
Current Loans                36,704     $2,011,253,745.11       76.60%        28,982      $1,360,468,859.99         80.48%
Period of Delinquency3

   30-59 Days                 3,438        187,462,160.31        7.14%         2,534         111,026,183.71          6.57%
   60-89                      1,223         62,597,185.92        2.38%           728          29,739,191.62          1.76%
   90 Days or more            2,773        127,574,244.83        4.86%         1,348          50,772,586.46          3.00%
                             -------     ----------------     ---------     --------      -----------------       --------
    TOTAL DELINQUENCIES       7,434       377,633,591.06        14.38%         4,610         191,537,962.00         11.33%
Foreclosure/Bankruptcies4     2,681        179,333,653.45        6.83%         1,344          98,380,747.30          5.82%

Real Estate Owned               821         57,492,117.66        2.19%           427          39,978,357.34          2.37%
                              ------     ----------------     ---------     --------     ------------------       --------
    TOTAL PORTFOLIO          47,640      2,625,713,107.28      100.00%        35,363       1,690,365,926.42        100.00%
                             ------      ----------------      -------       -------      -----------------        -------

---------------------------


(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of Litton's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. Litton does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Servicer and the Trustee. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller. The Offered
Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

ASSIGNMENT OF THe MORTGAGE LOANS

     On the Closing Date the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Loan Rate as well as other information.

     The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgages notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller.

     Within 45 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate, with respect to a Group I Mortgage Loan, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan or, with respect to a Group II Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); (vi) have been reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificate Insurer or the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE  LOANS;  DEPOSITS TO  COLLECTION  ACCOUNT AND  DISTRIBUTION

ACCOUNT

     The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

     An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if Moody's and Standard & Poor's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance
Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies and the Certificate Insurer from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

     Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee that was due during the related Prepayment Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

     Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon; provided, however that such obligation will cease if title to the Mortgaged Property is acquired by the Trust Fund in foreclosure or by deed in lieu of foreclosure ("REO Property").

     All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Servicer fails in its obligation to make any such advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website, electronic bulletin board and its fax-on-demand service. The Trustee's website can be accessed at
"http://www.ctslink.com". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. The Trustee will also distribute to Certificateholders hard copies of such reports.

     The principal compensation (the "Trustee Fee") to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to accrued interest at the "Trustee Fee Rate" of 0.0175% per annum on the Principal Balance of each Mortgage Loan. In addition, as compensation for its services the Trustee will receive certain investment earnings on the amounts on deposit in the Distribution Account. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Certificates will be at the "Servicing Fee Rate" of 0.375% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees (other than prepayment penalties), including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

     The Servicer, in its capacity as a special servicer is also entitled to an additional servicing fee (the "Special Servicing Fee"), in connection with Mortgage Loans that are 90 or more days delinquent. As more fully described in the Pooling and Servicing Agreement, the Special Servicing Fee is equal to $150 per Mortgage Loan 90 or more days delinquent, payable monthly for eighteen consecutive months commencing in the first month after the Cut-off Date in which payments on such Mortgage Loan are 90 or more days delinquent, unless such Mortgage Loan becomes less than 90 days delinquent.

     The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the prior calendar month, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the prior calendar month.

VOTING RIGHTS

     With respect to any date of determination, if no Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement, all of the Voting Rights allocated to the Certificateholders shall be vested in the Certificate Insurer. However, (i) if an Insurer Default does exist and is continuing or (ii) the Class A Certificates are no longer outstanding and no amounts are owed to the Certificate Insurer under the Insurance Agreement, the percentage of all the Voting Rights allocated among holders of the Offered Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates then outstanding. The Voting Rights allocated to a Class of Offered Certificates shall be allocated among all holders of each such Class in proportion to the outstanding certificate balances of such Certificates. The Class OC Certificates and the Class R Certificates will not have any Voting Rights.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates but with the consent of the Certificate Insurer (if no Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement), for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may with the written consent of the Certificate Insurer (if no Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement) be amended by the Seller, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such Class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

TERMINATION

     The Seller, or if the Seller does not exercise such option, the Certificate Insurer, will have the right to repurchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties in either Loan Group is less than 10% of the aggregate Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date". In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any amounts due to the Certificate Insurer under the Insurance Agreement. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such repurchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 60 days or more, the Seller may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan.

EVENTS OF SERVICING TERMINATION

     Events of Servicing  Termination will consist,  among other things, of: (i)
(a) any failure by the Servicer to make an Advance and (b) any other failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) cumulative Realized Losses or Delinquencies as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of the Certificate Insurer (so long as (i) no Insurer Default exists and is continuing and (ii) the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement) or the holders of Offered Certificates (if an Insurer Default exists and is continuing or the Class A Certificates are no longer outstanding and no amounts are owed to the Certificate Insurer under the Insurance Agreement) evidencing not less than 51% of the Voting Rights may terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the
Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

     No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless (i) if no Insurer Default exists and is continuing, the Certificate Insurer so agrees or (ii) if an Insurer Default exists and is continuing, the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered reasonable indemnity to the Trustee.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     C-BASS Trust 1998-3 will issue the Class AF and Class AV Certificates (together, the " Class A Certificates"), the Class BF and Class BV Certificates (together, the "Class B Certificates"), the Class OC-I and Class OC-II
Certificates (together, the "Class OC Certificates") and the Class R Certificates (the "Residual Certificates"). The Class A Certificates, Class B Certificates, the Class OC Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A and Class B Certificates are offered hereby (the "Offered Certificates").

     The Class A Certificates will be covered by an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") issued by MBIA Insurance Corporation (the "Certificate Insurer") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee payments to such Certificateholders as described herein.

     The Offered  Certificates  will have the  respective  Original  Certificate
Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus one percent . The Class OC and Class R Certificates will not have Original Certificate Principal Balances and will not bear interest.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $50,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each Class may be issued in a denomination which is not an integral multiple thereof). The assumed final maturity date (each, an "Assumed Final Distribution Date") for the Class AF and Class BF Certificates is January 2033 and for the Class AV and Class BV Certificates is January 2031.

     Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. With respect to the Group I Certificates, the "Record Date" is the last day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Group II Certificates, the "Record Date" is the day immediately preceding such Distribution Date; provided, however, that if any Group II Certificate becomes a Definitive Certificate (as defined herein), the Record Date for such Certificate will be the last day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold such Certificates through DTC in the United States, or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Cedelbank ("Cedelbank"), 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedelbank is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedelbank's stock.

     Cedelbank is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Cedelbank holds securities for its customers ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedelbank currently accepts over 70,000 securities issues on its books.

     Cedelbank's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's United States customers are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedelbank is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedelbank.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  participant  will  be
responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC management is aware that some computer applications, systems, and the like for processing date ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Available Funds. Available Funds will be determined for each Loan Group (the "Group I Available Funds" and the "Group II Available Funds", respectively) and in each case will be equal to the sum of the following amounts with respect to the related Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, of (i) the aggregate amount of monthly payments on the related Mortgage Loans due on the related Due Date and received by the Trustee three business days prior to the related Distribution Date, after deduction of the Servicing Fee, any accrued and unpaid Servicing Fee and the Successor Servicer Fee, if any, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment penalties, and (iii) and payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date. "Available Funds" for any Distribution Date will equal the sum of the Group I Available Funds and the Group II Available Funds.

     The "Prepayment Period" is the prior calendar month.

     Subject to the paragraph following clause D below, on each Distribution Date the Trustee shall withdraw from the Distribution Account the sum of (a) the Group I Available Funds and (b) the Group II Available Funds, and make the following disbursements and transfers as described below and to the extent of Available Funds.

     (A) With respect to the Group I Certificates, the Group I Available Funds in the following order of priority:

     (i) to the Trustee, the Trustee fee for such Loan Group for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Class AF Certificates;

     (ii)  first,   to  the  Class  AF   Certificates,   the  related   Interest
Distributable Amount for such Class for such Distribution Date;

     second, to the Class BF Certificates, the related Monthly Interest Distributable Amount for such Distribution Date;

     (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Class AF Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement with respect to the Class AF Certificates;

      (iv) from the Group I Principal Distribution Amount (giving effect first to the component of the Group I Principal Distribution Amount equal to the Group I Basic Principal Distribution Amount and then to the component of the Group I Principal Distribution Amount equal to the Group I Extra Principal Distribution Amount):

          (a) on each Distribution Date to the holders of the Class AF Certificates, the Class AF Principal Distribution Amount; and

          (b) on each Distribution Date to the holders of the Class BF Certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Class AF Certificateholders in clause
                    (A)(iv)(a) above and (y) the Class BF Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

     (v) to the Servicer, Special Servicer Fees in respect of Loan Group I and certain other amounts in respect of indemnification that may be required to be paid by the Trust Fund pursuant to the Pooling and Servicing Agreement;

     (vi) to the Class BF Certificateholders, first, for any related Unpaid Interest Shortfall and second, for any related Loss Reimbursement, for such Distribution Date;

     (vii) to the Class OC-I Certificates, such amounts, if any, as described in the Pooling and Servicing Agreement;

     (B) With respect to the Group II Certificates, the Group II Available Funds in the following order of priority:

     (i) to the Trustee, the Trustee fee for Loan Group II for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Class AV Certificates;

     (ii)first, to the Class AV Certificates, the related Interest Distributable Amount for such Class for such Distribution Date;

     second, to the Class BV Certificates, the related Monthly Interest Distributable Amount for such Distribution Date;

     (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Class AV Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement with respect to the Class AV Certificates;

      (iv) from the Group II Principal Distribution Amount (giving effect first to the component of the Group II Principal Distribution Amount equal to the Group II Basic Principal Distribution Amount and then to the component of the Group II Principal Distribution Amount equal to the Group II Extra Principal Distribution Amount):

          (a) on each Distribution Date to the holders of the Class AV Certificates, the Class AV Principal Distribution Amount; and

          (b) on each Distribution Date to the holders of the Class BV Certificates, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Class AV Certificateholders in clause (B)(iv)(a) above and
               (y) the Class BV Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

     (v) to the Servicer, Special Servicer Fees in respect of Loan Group II and certain other amounts in respect of indemnification that may be required to be paid by the Trust Fund pursuant to the Pooling and Servicing Agreement;

     (vi) to the Class BV Certificateholders, first, for any related Unpaid Interest Shortfall and second, for any related Loss Reimbursement, for such Distribution Date;

     (vii) to the Class OC-II Certificates for deposit into the Excess Reserve Fund Account first to cover any Group II Available Funds Cap Carryover Amount (to the extent not covered by amounts already on deposit in the Excess Reserve Fund Account) and then to cover any Required Reserve Amount, and then to be released to the Class OC-II Certificates, such amounts, if any, as described in the Pooling and Servicing Agreement.

     (C) If a successor Servicer has been appointed, to the Successor Servicer, the Certificate Insurer or the Trustee, as applicable, any Transition Costs.

     (D) To the holders of the Class R Certificates, the remaining amount.

     Notwithstanding the foregoing, on any Distribution Date, remaining Available Funds for either Loan Group after principal distributions are made to the related Classes of Class A and Class B Certificates, will be available to make the distributions required to be made on such Distribution Date with respect to the other Loan Group pursuant to subclauses (i) through (iv) of clause A or B above, as applicable, to the extent of a shortfall in related Available Funds or any remaining Overcollateralization Deficiency Amount.

         On  each  Distribution  Date,  all  amounts   representing   prepayment
penalties from the Mortgage Loans in each Loan Group received during the related Due Period will be distributed to the Seller.

DEFINITIONS

     Many of the defined terms listed below may apply to both Loan Groups / Certificate Groups and are sometimes used in this Prospectus Supplement to refer to a particular Loan Group / Certificate Group by the adjectival use of the words "Group I" and "Group II".

     The "Accrual Period" for the Group I Certificates for a given Distribution Date will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months.

     The "Accrual Period" for the Group II Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding the current Distribution Date; provided, however, that the initial Accrual Period for the Group II Certificates will be the actual number of days included in the period commencing on the Closing Date and ending on December 27, 1998.

     The "Allocable Loss Amount" with respect to each Distribution Date and each Certificate Group means the excess, if any, of the aggregate Certificate Principal Balance of the related Certificate Group (after giving effect to all distributions on such date) over the related Loan Group Balance as of the end of the preceding Due Period.

     The "Basic Principal Distribution Amount" means with respect to each Certificate Group and any Distribution Date the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Overcollateralization Release Amount, if any, for such Distribution Date.

     The "Certificate Principal Balance" of any Class of Certificates and any Distribution Date, will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) with respect to the Class B Certificates, Allocable Loss Amounts.

     "Class AF Principal  Distribution Amount" means as of any Distribution Date
(a) prior to the Group I Stepdown Date or with respect to which a Group I Trigger Event or an Overcollateralization Step-up Trigger Event is in effect, the lesser of (i) 100% of the Group I Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class AF Certificates and (b) on or after the Group I Stepdown Date and as long as a Group I Trigger Event or an Overcollateralization Step-up Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the Certificate Principal Balance of the Class AF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the Group I Loan Balance as of the last day of the related Due Period and (B) the Group I Loan Balance as of the last day of the related Due Period minus approximately $496,673.

     "Class AV Principal  Distribution Amount" means as of any Distribution Date
(a) prior to the Group II Stepdown Date or with respect to which a Group II Trigger Event or an Overcollateralization Step-up Trigger Event is in effect, the lesser of (i) 100% of the Group II Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class AV Certificates and (b) on or after the Group II Stepdown Date and as long as a Group II Trigger Event or an Overcollateralization Step-up Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the Group II Loan Balance as of the last day of the related Due Period and (B) the Group II Loan Balance as of the last day of the related Due Period minus approximately $410,396.

     "Class BF Principal  Distribution Amount" means as of any Distribution Date
(a) prior to the Group I Stepdown Date or with respect to which a Group I Trigger Event or an Overcollateralization Step-up Trigger Event is in effect, the lesser of (i) 100% of the Group I Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class BF Certificates and (b) on or after the Group I Stepdown Date and as long as a Group I Trigger Event or an Overcollateralization Step-up Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AF Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class BF Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.50% and (ii) the Group I Loan Balance as of the last day of the related Due Period and (B) the Group I Loan Balance as of the last day of the related Due Period minus approximately $496,673.

     "Class BV Principal  Distribution Amount" means as of any Distribution Date
(a) prior to the Group II Stepdown Date or with respect to which a Group II Trigger Event or an Overcollateralization Step-up Trigger Event is in effect, the lesser of (i) 100% of the Group II Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class BV Certificates and (b) on or after the Group II Stepdown Date and as long as a Group II Trigger Event or an Overcollateralization Step-up Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class BV Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.20% and (ii) the Group II Loan Balance as of the last day of the related Due Period and (B) the Group II Loan Balance as of the last day of the related Due Period minus approximately $410,396.

     "Class B Adjustment" means for any Distribution Date and Class of Class B Certificates, an amount equal to the Certificate Principal Balance of such Class of Class B Certificates immediately prior to such Distribution Date plus the difference of the Overall Overcollateralization Target Amount minus the Overcollateralization Target Amount, in each case for such Distribution Date.

     "Cumulative Annual Loss Percentage" (with respect to each Loan Group) means the aggregate Realized Losses over the most recent 12 months expressed as a percentage of the average outstanding Loan Group Balance over the same 12 month period.

     A "Cumulative Loss Trigger" has occurred with respect to a Loan Group on a Distribution Date if cumulative Realized Losses in such Loan Group as of such Distribution Date equal or exceed the percentages of the Loan Group Balance as of the Cut-off Date set forth below with respect to such Distribution Date.


                                                       PERCENTAGE OF              PERCENTAGE OF
                                                        GROUP I LOAN              GROUP II LOAN

                                                     BALANCE AS OF THE          BALANCE AS OF THE

     DISTRIBUTION DATE                                  CUT-OFF DATE              CUT-OFF DATE
December 1998 to November 1999                               0.50%                     0.75%
December 1999 to November 2000                               1.25%                     1.75%
December 2000 to November 2001                               2.00%                     2.50%
December 2001 to November 2002                               2.75%                     3.25%
December 2002 to November 2003                               3.50%                     4.00%
December 2003 to November 2004                               4.25%                     4.75%
December 2004 and thereafter                                 5.00%                     5.50%

     The "Delinquency Percentage," with respect to a Loan Group, any Distribution Date and the related Due Period, is the rolling three month average of a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Principal Balances of all Mortgage Loans that are (i) 90 or more days Delinquent, (ii) in bankruptcy and 90 or more days delinquent under the applicable Mortgage Note, (iii) in foreclosure or (iv) REO Properties as of the close of business on the last day of the related Due Period, and the denominator of which is the related Loan Balance as of the close of business on the last day of such Due Period.

     A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent", etc.

     A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Extra Principal Distribution Amount" for a Certificate Group and any Distribution Date, is the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related Overcollateralization Deficiency Amount for such Distribution Date.

     The "General Excess Available Amount" means with respect to a Certificate Group and each Distribution Date, the amount, if any, by which the related Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to subclauses (i) through (iv) of clauses A or B, as applicable, under "--Allocation of Available Funds" above (other than the Extra Principal Distribution Amount) and as may be increased as a result of the transfer of Available Funds from one Loan Group to the other as described above.

     The "Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the sum of (i) the related Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the related Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

     "Loss Reimbursement" means, with respect to any Distribution Date and each Class of Class B Certificates, the amount of the related Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance of such Class and not reimbursed pursuant to "--Allocation of Available Funds" above as of such Distribution Date.

     The "Monthly Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date).

     An "Overcollateralization Deficiency Amount" with respect to any Distribution Date and each Certificate Group equals the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount but without giving effect to any related Allocable Loss Amounts on such Distribution
Date).

     "Overcollateralization Release Amount" means, with respect to each Certificate Group and any Distribution Date (A) prior to the Stepdown Date, zero, and (B) on or after the related Stepdown Date on which an
Overcollateralization Step-up Trigger Event or Trigger Event for such Certificate Group is not in effect, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date, assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on the related Certificate Group on such Distribution Date over (ii) the related Overcollateralization Target Amount for such Distribution Date over
(iii) the related Class B Adjustment for such Distribution Date.

     An "Overcollateralization Step-up Trigger Event" with respect to a Certificate Group, means the occurrence on any Distribution Date or for any of the prior six months, of any of the following: (i) the related Cumulative Loss Trigger has occurred or (ii) the Delinquency Percentage for either Loan Group is greater than or equal to 20.00% or (iii) the Cumulative Annual Loss Percentage for Loan Group I is greater than or equal to 1.00% or for Loan Group II is greater than or equal to 1.25%.

     The "Overcollateralization Target Amount" means with respect to each Certificate Group and (a) any Distribution Date occurring prior to the related Stepdown Date, an amount equal to 4.25% (Group I) or 7.65% (Group II) of the related Loan Group Balance as of the Cut-off Date; and (b) any Distribution Date on or after the related Stepdown Date as long as a Trigger Event or Overcollateralization Step-up Trigger Event is not in effect, an amount equal to the greater of (x) 8.50% (Group I) or 15.30% (Group II) of the related Loan Group Balance as of the end of the related Due Period and (y) approximately $496,673 (Group I) or $410,396 (Group II) provided, however, for any Distribution Date occurring after the Stepdown Date and with respect to which a Trigger Event is in effect but an Overcollateralization Step-up Trigger Event is not in effect, the Overcollateralization Target Amount for such Loan Group shall be no less than the Overcollateralization Target Amount for the prior Distribution Date; and (c) for a Distribution Date where an Overcollateralization Step-up Trigger Event has been breached, the product of 5.3125% (Group I) or 9.5625% (Group II) and the related original aggregate Loan Group Balance as of the Cut-off Date.

     The "Overall Overcollateralization Target Amount" means with respect to each Certificate Group and (a) any Distribution Date occurring prior to the related Stepdown Date, an amount equal to 2.25% (Group I) or 4.90% (Group II) of the related Loan Group Balance as of the Cut-off Date; and (b) any Distribution Date on or after the related Stepdown Date as long as a Trigger Event or an Overcollateralization Step-up Trigger Event is not in effect, an amount equal to the greater of (x) 4.50% (Group I) or 9.80% (Group II) of the related Loan Group Balance as of the end of the related Due Period and (y) approximately $496,673 (Group I) or $410,396 (Group II) provided, however, for any Distribution Date occurring after the Stepdown Date and with respect to which a Trigger Event is in effect but an Overcollateralization Step-up Trigger Event is not in effect, the Overall Overcollateralization Target Amount for such Loan Group shall be no less than the Overall Overcollateralization Target Amount for the prior Distribution Date; and (c) for a Distribution Date where an Overcollateralization Step-up Trigger Event has been breached, the product of 2.8125% (Group I) or 6.1250% (Group II) and the related original aggregate Loan Group Balance as of the Cut-off Date.

     The "Overcollateralized Amount" for any Distribution Date and each Class of Class A Certificates is the amount, if any, by which (i) the related Loan Group Balance on the last day of the immediately preceding Due Period exceeds (ii) the Certificate Principal Balance of such Class of Class A Certificates as of such Distribution Date after giving effect to distributions to be made on such Class A Certificates on such Distribution Date.

     The "Principal Distribution Amount" for each Loan Group and any Distribution Date will equal the sum of (i) the related Basic Principal Distribution Amount and (ii) the related Extra Principal Distribution Amount for such Distribution Date.

     The "Principal Remittance Amount" means with respect to each Loan Group and any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Servicer in the related Due Period, (ii) the principal portion of all partial and full principal prepayments of such Mortgage Loans applied by the Servicer during such Due Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, required to be deposited to the Collection Account during such Due Period, (v) the principal portion of any related Substitution Adjustments required to be deposited in the Collection Account during such Due Period, and
(vi) on the Distribution Date on which the Trust Fund is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price, in respect of principal for such Loan Group.

     A "Realized Loss" with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan") is the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and any Successor Servicer Fee (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

     The "Senior Credit Enhancement Percentage," with respect to each Class of Class A Certificates and any Distribution Date, is the percentage obtained by dividing (i) the related Overcollateralized Amount after giving effect to the distributions of principal on such Distribution Date, by (ii) the related Loan Group Balance as of the end of the related Due Period.

     The "Senior Specified Enhancement Percentage" on any date of determination thereof, with respect to the Class AF and Class AV Certificates, means 8.50% and 15.30%, respectively.

     The "Stepdown Date" with respect to each Certificate Group means the earlier of (A) the Distribution Date on which the Certificate Principal Balance of the related Class A Certificates equals zero and (B) the latest to occur of
(x) the Distribution Date in December 2001 and (y) the first Distribution Date on which the related Senior Credit Enhancement Percentage (calculated for this purpose only using the related Loan Group Balance as of the end of the related Due Period but prior to any application of related Principal Distribution Amount to the Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage and (z) the date upon which the aggregate balance of the Mortgage Loans has been reduced to 50% of the aggregate balance of the Mortgage Loans as of the Cut-off Date.

     The "Successor Servicer Fee" means the amount, if any, of the fees payable to the successor Servicer that is in excess of the Servicing Fee; provided, however, the rate at which the Successor Servicer Fee will be calculated shall not increase above 0.50% per annum on the Principal Balance of each Mortgage Loan.

     A "Transition Cost" means any documented fees and expenses and allocated costs reasonably incurred by a successor Servicer, the Certificate Insurer or the Trustee in connection with a transfer of servicing from the Servicer to a successor Servicer.

     A "Trigger Event" with respect to a Certificate Group, has occurred on any Distribution Date, if the related Delinquency Percentage for any of the prior six months exceeds 15%.

     The "Unpaid Interest Shortfall Amount" means (i) for each Class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each Class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

PASS-THROUGH RATES

     The "Pass-Through Rate" on any Distribution Date on or prior to the Optional Termination Date with respect to the Group I Certificates will equal 6.50% per annum. With respect to any Distribution Date after the Optional Termination Date, the Pass-Through Rate for the Group I Certificates will equal 7.50%. Interest in respect of any Distribution Date will accrue on the Group I Certificates during the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

     The "Pass-Through Rate" on any Distribution Date with respect to the Group II Certificates will equal the lesser of (a) the Group II Formula Rate and (b) the Group II Available Funds Cap for such Distribution Date. With respect to the Group II Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The "Group II Formula Rate" is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus a margin (the "Certificate Margin"). The Certificate Margin on each Distribution Date on or prior to the Optional Termination Date will equal 0.65% and on each Distribution Date after the Optional Termination Date, the Certificate Margin will equal 1.30%. The "Group II Available Funds Cap" for any Distribution Date shall equal the difference between (A) the average of the Loan Rates of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing Date), weighted on the basis of the related Principal Balances as of such date and (B) the sum of the Servicing Fee Rate (as increased, if applicable, to reflect any increase in servicing fees due to the appointment of a successor servicer) and the rates at which the Trustee Fee and the premium payable to the Certificate Insurer with respect to the Class AV Certificates are calculated and, beginning with the Distribution Date in December 1999, 0.50% (computed on the basis of a 360-day year and the actual number of days elapsed during the related Accrual Period).

     If on any Distribution Date, the Pass-Through Rate for the Class AV Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Group II Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the Group II Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class of Certificates, without giving effect to the Group II Available Funds Cap) is the "Group II Available Funds Cap Carryover Amount". Any Group II Available Funds Cap Carryover Amount on the Class AV Certificates will be paid on future Distribution Dates from and to the extent of funds available therefor in the Group II Excess Reserve Fund Account (as described herein). The Policy does not cover the payment, nor do the ratings assigned to the Class AV Certificates address the likelihood of the payment, of any Group II Available Funds Cap Carryover Amount.

     The "Maximum Cap" for any Distribution Date is the weighted average of the Maximum Loan Rates on the Group II Mortgage Loans, excluding those Mortgage Loans that have no fixed Maximum Loan Rate.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period following the initial Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee (except for the first Accrual Period) will determine the Certificate Index for such Accrual Period for the Group II Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Depositor and (iv) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor Servicer. On the Closing Date, the Certificate Index for the initial Accrual Period will be determined on the second LIBOR Business Day preceding the Closing Date.

     On each LIBOR Determination Date, the Certificate Index for the related Accrual Period for the Group II Certificates will be established by the Trustee as follows:

         (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related
     Accrual Period will be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, (A) in the case of any LIBOR Determination Date after the initial LIBOR Determination Date, the lowest one-month United States dollar lending rate which New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks or (B) in the case of the initial LIBOR Determination Date, 5.53547%.

     The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Group II Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     Following any reduction of the Overcollateralized Amount in a Loan Group to zero, any related Allocable Loss Amounts will be applied in reduction of the Certificate Principal Balances of the related Class B Certificates, until their respective Certificate Principal Balances have been reduced to zero. The Certificate Principal Balance of the Class A Certificates will not be reduced by any application of any Allocable Loss Amounts. The reduction of the Certificate Principal Balance of a Class of Class B Certificates by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement. Each such Class of Class B Certificates will be entitled to receive its Loss Reimbursement, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement will not reduce the Certificate Principal Balance of the related Class or Classes.

EXCESS RESERVE FUND ACCOUNT

     The Pooling and Servicing Agreement establishes for the Class AV Certificates an account (the "Excess Reserve Fund Account"), which is held in trust, as part of the Trust Fund, by the Trustee on behalf of the Class AV Certificateholders. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of the Class AV Certificates will be entitled to receive payments from the Excess Reserve Fund Account to the extent of amounts on deposit therein in an amount equal to any Group II Available Funds Cap Carryover Amount. On the Closing Date, $1,000 will be deposited into the Excess Reserve Fund Account. Thereafter, if the Group II Available Funds Cap does not exceed the Certificate Rate by at least 0.25%, the amount to be held in the Excess Reserve Fund on any Distribution Date thereafter will equal the greater of (i) 0.50% of the outstanding Certificate Principal Balance of the Class AV Certificates as of such Distribution Date and (ii) $5,000 and will be funded from amounts otherwise to be paid to the Class OC-II Certificates. Thereafter, if the Group II Available Funds Cap for any Distribution Date exceeds the Certificate Rate by 0.25% or more, the Required Reserve Amount for such Distribution Date will be $5,000. Any distribution by the Trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable Distribution Date. The amount required to be on deposit in the Excess Reserve Fund Account at any time is referred to herein as the "Required Reserve Amount."

     Amounts on deposit in the Excess Reserve Fund Account in excess of the Required Reserve Amount will be released therefrom and distributed to the holders of the Class OC-II Certificates on any Distribution Date on which the Group II Available Funds Cap exceeds the Certificate Rate by 0.25% or more.

THE POLICY

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. Accordingly, none of the Depositor, the Seller or the Servicer makes any representation as to the accuracy and completeness of such information.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the Master REMIC or any Subsidiary REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policy does not cover any Prepayment Interest Shortfalls, any Available Funds Cap Carryover Amounts or any Relief Act Interest Shortfalls.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor that made such preference payment or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

                 "Agreement" means the Pooling and Servicing Agreement, dated as of November 1, 1998, among the Seller, the Servicer, the Depositor and the Trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

                 "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer, banking institutions in New York City or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                 "Deficiency Amount" means for any Distribution Date (A) the excess, if any, of (i) the Interest Distributable Amount for the Class A Certificates (net of any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls) over (ii) funds on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (B) the Guaranteed Principal Amount.

                  "Final Distribution Date" means the Distribution Date in January 2034.

                 "Guaranteed Principal Amount" means (a) for any Distribution Date (other than the Final Distribution Date) the amount, if any, by which the sum of the Certificate Principal Balances of the Class AF and the Class AV Certificates exceeds the aggregate principal balance of the Mortgage Loans at the end of the previous month (after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) and (b) on the Final Distribution Date (after giving effect to all other distributions of principal on the Class A Certificates), an amount equal to the Class A Certificate Principal Balance.

                 "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

                 "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                 "Owner" means each Holder (as defined in the Agreement) (other than the Trustee or the Servicer) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates to payment under the Policy.

                 "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agent, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The   insurance   provided   by  the   Policy   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION

     The weighted average net Loan Rate for the Mortgage Loans in each Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates in the related Certificate Group. As a result, excess interest collections will be generated and will be applied initially to principal distributions on the Class A Certificates related to such Loan Group. This acceleration feature creates, with respect to each Certificate Group, overcollateralization (i.e., the excess of the related Loan Group Balance over the aggregate Certificate Principal Balance of the related Certificate Group). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such Certificates Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

     The Group I Loan Balance as of the Cut-off Date will equal the aggregate Certificate Principal Balance of the Class AF and Class BF Certificates. As of the Cut-off Date, the Group II Loan Balance will exceed the aggregate of the Class AV and Class BV Certificates by approximately $820,792, which represents 1.50% of the Group II Loan Balance.

     The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Loan Group may increase or decrease over time. Any decrease in the required level of overcollateralization for a Loan Group will occur only at the sole discretion of the Certificate Insurer. Any such decrease will have the effect of reducing the amortization of the Offered Certificates of the related Loan Group below what it otherwise would have been.

CROSSCOLLATERALIZATION

     Certain Available Funds with respect to one Loan Group will be available to make certain distributions with respect to the Offered Certificates relating to the other Loan Group, as described above under "--Priority of Distributions". Funds generated by Loan Group I are not, however, available to pay any Group II Available Funds Cap Carryover Amount due Class AV Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will forward to each holder of a Certificate, the Certificate Insurer and the Rating Agencies a statement generally setting forth, among other things:

     (i) the amount of the distributions, separately identified, with respect to each Class of the Offered Certificates;

     (ii) the amount of such distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

     (iii)the amount of such distributions set forth in clause (i) allocable to interest and the calculation thereof;

     (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each Class of Certificates, separately identified;

     (v)  the Certificate  Principal Balance of each Class Offered  Certificates
          after  giving  effect  to  the   distribution  of  principal  on  such
          Distribution Date;

     (vi) the Pool Balance at the end of the related Prepayment Period;

     (vii)the amount of the Servicing Fee and any Special Servicing Fee paid to or retained by the Servicer;

     (viii) the amount of the Trustee Fee paid to the Trustee;

     (ix) the amount of Advances for the related Prepayment Period;

     (x)  the number and aggregate Principal Balance of Mortgage Loans that were
          (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

     (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, the Principal Balance of such Mortgage Loan as of the close of business on the last day of the related Prepayment Period and the date of acquisition thereof;

     (xii)the total number and principal balance of any REO Properties as of the close of business on the last day of the prior calendar month;

     (xiii) the Pass-Through Rate for the Offered Certificates for such Distribution Date; and

     (xiv)the amount on deposit on the Excess Reserve Fund Account on such Distribution Date and the Available Funds Cap Carryover Amount for each Certificate Group after giving effect to distributions thereof on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans in the related Loan Group. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments,  liquidations  and  purchases of the Mortgage  Loans in a Loan
Group (including any optional purchase) will result in distributions on the related Certificate Group of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Class of Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Group I Mortgage Loans, the Group II Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Group II Mortgage Loans may differ from that on the Group I Mortgage Loans because the amount of the monthly payments on the Group II Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a majority of the Group II Mortgage Loans will not have their initial Adjustment Date for two to five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Group II Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

     Except in the limited circumstances described herein, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to certain Classes of the Class A Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more Classes of Class A Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by Greenwich Capital Markets, Inc. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

     The projected weighted average life of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

     The "Assumed Final Maturity Date" for each Class of Offered Certificates is as set forth herein under "Description of the Certificates--General". The Assumed Final Maturity Date for each Class of Offered Certificates is the Distribution Date in the month following the latest maturity date of any Mortgage Loan in a Loan Group. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein, (iii) the Overcollateralization Target Amount is as defined herein and (iv) the Seller or the Certificate Insurer may cause a termination of the Trust Fund as provided herein.

     The model used in this Prospectus Supplement, the "Constant Prepayment Rate" or "CPR" represents an assumed rate of prepayment each month expressed as an annual rate relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     Each of the Prepayment Scenarios in the table below assumes the respective percentages of CPR described thereunder.

     The tables on pages S-74 through S-77 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-74 through S-77. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on pages S-74 through S-77 were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans consist of 18 sub-pools of loans with the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on December 14, 1998 and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 1998, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds", (iv) the prepayment rates are the percentages of CPR set forth in the "Prepayment Scenarios" table below, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life (years) to Optional Termination" in the tables below, (vii) the Overcollateralization Target Amounts are set initially as specified herein and thereafter decreases as described in the definition thereof, (viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in December 1998, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month prior to the Closing Date, (xi) the Certificate Index is at all times equal to 5.53547%, (xii) the Pass-Through Rates for the Offered Certificates are as set forth herein, (xiii) the Loan Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates), and
(xiv) with respect to the Adjustable Rate Mortgage Loans, the National Monthly Median COFI Index is equal to 4.762%; the 1 Year T-Bill Index is equal to 4.41%; the 3 Year T-Bill Index is equal to 4.33%; the Prime Rate is equal to 7.75%; 6 Month LIBOR is equal to 5.07813%; the 5 Year T-Bill Index is equal to 4.31%; the 6 Month T-Bill Index is equal to 4.48%; the 10 Year T-Bill Index is equal to 4.58% and the FHLB Closed Loan Index is equal to 4.96%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.


                              PREPAYMENT SCENARIOS

              Loan Group          Scenario I    Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI
Group I (Non FHA/VA)(1)                0.0 %        12.5 %       25.0 %         32.5 %       37.5 %       50.0 %
Group I (FHA/VA) (1)                   0.0           6.0         12.0           15.6         18.0         24.0
Group II(1)                            0.0          17.5         35.0           45.5         52.5         70.0

--------------------------------------
(1) percentage of CPR.


                                                                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                            NUMBER OF
                                              MONTHS     MONTHS                                                            REMAINING
                                             BETWEEN    TO NEXT                  MAXIMUM    MINIMUM    INITIAL   PERIODIC   TERM TO
                PRINCIPAL       LOAN RATE  ADJUSTMENT ADJUSTMENT    GROSS      LOAN RATE  LOAN RATE   PERIODIC   RATE CAP  MATURITY
DESCRIPTION     BALANCE ($)        (%)       DATES      DATE      MARGIN (%)    (%)        (%)      RATE CAP (%)   (%)     (MONTHS)
-----------     -----------     ---------  ---------- ----------  ----------   ---------  --------- ------------ -------- ----------
Loan Group I:

FHA/VA - 15 Yr      109,921.63    8.50000     N/A        N/A         N/A        N/A        N/A           N/A            N/A     125
FHA/VA - 30 Yr   21,344,195.25    9.35613     N/A        N/A         N/A        N/A        N/A           N/A            N/A     249
Fixed Rate -
Other 15 Yr       7,924,660.81    9.18060     N/A        N/A         N/A        N/A        N/A           N/A            N/A     133
Fixed Rate -
Other 30 Yr      30,848,714.64    9.57559     N/A        N/A         N/A        N/A        N/A           N/A            N/A     298
Fixed Rate -
Other Balloon     5,995,530.89   10.39603     N/A        N/A         N/A        N/A        N/A           N/A            N/A     127*

Loan Group II:

6 Month Treasury     80,532.75    7.41500       6         6      4.07500       None         None     1.00000        1.00000     198
1 Year Treasury   6,829,613.81    8.03583      12        12      2.85415    13.50863     0.77496     1.72112        1.72112     274
3 Year Treasury     714,139.39    8.69641      36        25      2.69866    15.05931     2.66995     2.00324        2.00324     230
5 Year Treasury     121,256.40    8.75000      60        38      2.75000    14.50000        None     2.00000        2.00000     218
10 Year Treasury     56,312.67    7.00000     300        10      2.50000    13.00000        None        None           None     286
6 Month Libor     5,810,586.41   10.54900       6         7      6.18042    16.13598     8.27255     1.58743        1.05249     346
6 Month Libor     1,821,219.26    9.28951       6         8      5.65186    15.28951     9.28951     1.00000        1.00000     311
6 Month Libor    30,708,300.60    9.67022       6        18      6.49227    15.87842     9.29362     1.41406        1.07047     354
6 Month Libor     1,789,544.59    9.36923       6        30      6.58930    15.80437     7.86455     1.43749        1.17832     354
6 Month Libor       141,791.77   10.75000       6        45      5.00000    17.70000        None     3.00000        1.00000     345
Cost of Funds     5,479,192.77    7.66418       4         7      2.70956    13.96127     3.33269     0.54148        0.54148     267
FHLBB               758,995.23    7.20313       6         4      0.65620    18.00000     0.05921     0.22302        0.22302     177
Prime Rate          408,005.97    9.55050       1         1      1.54919    17.37500     0.86005     0.08290        0.08290      96

*  This loan has a remaining amortization term of 323 months.

         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown, at various Prepayment Scenarios.

**
         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                  CLASS AF
                                                             PREPAYMENT SCENARIO

                                 --------------------------------------------------------------------------------
Distribution Date                                Scenario     Scenario                                 Scenario
                                    Scenario I       II          III      Scenario IV   Scenario V        VI
                                    ------------ ----------- ------------ ------------ -------------   ----------
Initial Percentage................      100%        100%        100%           100%        100%          100%
November, 1999....................       96          86          75         69              65             55
November, 2000....................       94          75          58             49          43             31
November, 2001....................       92          65          44             34          29             17
November, 2002....................       89          57          35             26          21             13
November, 2003....................       87          49          28             20          15              9
November, 2004....................       84          43          22             15          11              6
November, 2005....................       81          37          17             11           8              4
November, 2006....................       78          32          14              8           6              2
November, 2007....................       74          28          11              6           4              2
November, 2008....................       70          24           9              5           3              1
November, 2009....................       57          19           6              3           2              0
November, 2010....................       54          16           5              2           1              0
November, 2011....................       51          14           4              2           1              0
November, 2012....................       47          12           3              1           0              0
November, 2013....................       44          10           2              1           0              0
November, 2014....................       40           8           1              0           0              0
November, 2015....................       36           6           1              0           0              0
November, 2016....................       31           4           0              0           0              0
November, 2017....................       26           3           0              0           0              0
November, 2018....................       20           1           0              0           0              0
November, 2019....................       15           0           0              0           0              0
November, 2020....................       11           0           0              0           0              0
November, 2021....................        8           0           0              0           0              0
November, 2022....................        3           0           0              0           0              0
November, 2023....................        0           0           0              0           0              0
November, 2024....................        0           0           0              0           0              0
November, 2025....................        0           0           0              0           0              0
November, 2026....................        0           0           0              0           0              0
November, 2027....................        0           0           0              0           0              0
November, 2028....................        0           0           0              0           0              0
Weighted Average Life (years)
   to maturity (1)                       13.36        6.35        3.82           2.99        2.57           1.84
Weighted Average Life (years)
  to Optional Termination(1)......       13.25        5.53        2.79           2.04        1.70           1.11

*  Rounded to the nearest whole percentage.

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                  CLASS AV
                                                            PREPAYMENT SCENARIO

                                      --------------------------------------------------------------------------------
Distribution Date                      Scenario I Scenario II Scenario III   Scenario IV   Scenario V   Scenario VI
                                      ----------- ----------- ------------   -----------   -----------  ---------------
Initial Percentage................       100%        100%        100%          100%          100%           100%
November, 1999....................        96          78          60             49           42             24
November , 2000...................        94          62          35             22           15              1
November , 2001...................        93          49          20              8            3              0
November , 2002...................        92          39          15              7            3              0
November, 2003....................        91          32          10              4            2              0
November, 2004....................        89          26           6              2            0              0
November, 2005....................        87          21           4              1            0              0
November, 2006....................        86          17           2              0            0              0
November, 2007....................        84          14           1              0            0              0
November, 2008....................        82          11           0              0            0              0
November, 2009....................        80           9           0              0            0              0
November, 2010....................        77           7           0              0            0              0
November, 2011....................        75           6           0              0            0              0
November, 2012....................        72           5           0              0            0              0
November, 2013....................        69           4           0              0            0              0
November, 2014....................        65           3           0              0            0              0
November, 2015....................        62           2           0              0            0              0
November, 2016....................        58           1           0              0            0              0
November, 2017....................        53           1           0              0            0              0
November, 2018....................        49           0           0              0            0              0
November, 2019....................        44           0           0              0            0              0
November, 2020....................        39           0           0              0            0              0
November, 2021....................        34           0           0              0            0              0
November, 2022....................        30           0           0              0            0              0
November, 2023....................        26           0           0              0            0              0
November, 2024....................        21           0           0              0            0              0
November, 2025....................        15           0           0              0            0              0
November, 2026....................         9           0           0              0            0              0
November, 2027....................         3           0           0              0            0              0
November, 2028....................         0           0           0              0            0              0
Weighted Average Life (years)
   to maturity (1)                        18.23        4.32        2.00           1.38         1.08           0.64
Weighted Average Life (years)
  to Optional Termination(1)......        16.86        4.00        1.83           1.26         1.01       64  0.64

*  Rounded to the nearest whole percentage.

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                 CLASS BF
                                                           PREPAYMENT SCENARIO

                                      ----------------------------------------------------------------------------------
Distribution Date                     Scenario I  Scenario II  Scenario III   Scenario IV    Scenario V   Scenario VI
                                      ----------- -----------  ------------   ------------   ----------   --------------
Initial Percentage................       100%        100%          100%        100%           100%            100%
November, 1999....................       100         100           100          100           100             100
November, 2000....................       100         100           100          100           100             100
November, 2001....................       100         100           100          100           100             100
November, 2002....................       100         100            75           56            46              21
November, 2003....................       100         100            59           42            33               2
November, 2004....................       100          91            47           29            14               0
November, 2005....................       100          80            37           13             0               0
November, 2006....................       100          69            26            1             0               0
November, 2007....................       100          60            13            0             0               0
November, 2008....................       100          51             2            0             0               0
November, 2009....................       100          40             0            0             0               0
November, 2010....................       100          35             0            0             0               0
November, 2011....................       100          25             0            0             0               0
November, 2012....................       100          16             0            0             0               0
November, 2013....................        94           7             0            0             0               0
November, 2014....................        85           0             0            0             0               0
November, 2015....................        76           0             0            0             0               0
November, 2016....................        66           0             0            0             0               0
November, 2017....................        55           0             0            0             0               0
November, 2018....................        43           0             0            0             0               0
November, 2019....................        29           0             0            0             0               0
November, 2020....................        14           0             0            0             0               0
November, 2021....................         0           0             0            0             0               0
November, 2022....................         0           0             0            0             0               0
November, 2023....................         0           0             0            0             0               0
November, 2024....................         0           0             0            0             0               0
November, 2025....................         0           0             0            0             0               0
November, 2026....................         0           0             0            0             0               0
November, 2027....................         0           0             0            0             0               0
November, 2028....................         0           0             0            0             0               0
Weighted Average Life (years)
   to maturity (1)                        19.13       10.23          6.05         4.78          4.26            3.56
Weighted Average Life (years)
  to Optional Termination(1)......        19.12        9.23          4.63         3.49          3.03            1.86

*  Rounded to the nearest whole percentage.

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                  CLASS BV
                                                            PREPAYMENT SCENARIO

                                      ----------------------------------------------------------------------------------
Distribution Date                     Scenario I   Scenario II  Scenario III   Scenario IV  Scenario V   Scenario VI
                                      ----------   -----------  ------------   -----------  -----------  ----------------
Initial Percentage................       100%        100%        100%          100%          100%            100%
November, 1999....................       100         100         100            100          100             100
November , 2000...................       100         100         100            100          100             100
November , 2001...................       100         100         100            100          100              68
November , 2002...................       100          89          34             17           51               1
November, 2003....................       100          72          22              0            0               0
November, 2004....................       100          59          12              0            0               0
November, 2005....................       100          48           0              0            0               0
November, 2006....................       100          38           0              0            0               0
November, 2007....................       100          31           0              0            0               0
November, 2008....................       100          25           0              0            0               0
November, 2009....................       100          20           0              0            0               0
November, 2010....................       100          16           0              0            0               0
November, 2011....................       100           9           0              0            0               0
November, 2012....................       100           2           0              0            0               0
November, 2013....................       100           0           0              0            0               0
November, 2014....................       100           0           0              0            0               0
November, 2015....................       100           0           0              0            0               0
November, 2016....................       100           0           0              0            0               0
November, 2017....................       100           0           0              0            0               0
November, 2018....................       100           0           0              0            0               0
November, 2019....................        99           0           0              0            0               0
November, 2020....................        88           0           0              0            0               0
November, 2021....................        77           0           0              0            0               0
November, 2022....................        68           0           0              0            0               0
November, 2023....................        58           0           0              0            0               0
November, 2024....................        47           0           0              0            0               0
November, 2025....................        35           0           0              0            0               0
November, 2026....................        21           0           0              0            0               0
November, 2027....................         0           0           0              0            0               0
November, 2028....................         0           0           0              0            0               0
Weighted Average Life (years)
   to maturity (1)                        25.43        7.58        4.07           3.75         4.01            3.11
Weighted Average Life (years)
  to Optional Termination(1)......        22.38        7.23        3.89           3.61         3.03            1.86

*  Rounded to the nearest whole percentage.

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.


                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Class A Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Excess Reserve Fund Account, will comprise several Subsidiary REMICs and a Master REMIC organized in a tiered "real estate mortgage investment conduit" ("REMIC") structure. Each Subsidiary REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Subsidiary REMICs and the Master REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificates will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Subsidiary REMIC and the Master REMIC as a REMIC for federal income tax purposes.

     Each Class of Offered Certificates and the Class OC Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, the Class AV, Class AF and Class BF Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Subsidiary REMIC and the Master REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion concluding that the Excess Reserve Fund Account is an "outside reserve fund" that is beneficially owned by the Certificateholders of the Class OC-II Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the Certificateholders of the Class AV Certificates to receive payments from the Excess Reserve Fund Account represent, for federal income tax purposes, interests in an interest rate cap contract.

     Any interest paid to the Class AF and Class BF Certificateholders in excess of the weighted average net mortgage rate of the Group I Mortgage Loans will be treated as paid from the Excess Reserve Fund Account pursuant to an interest rate cap agreement entered into with the Class OC-I Certificates treated as a notional principal contract.

TAXATION OF REGULAR INTERESTS

     A holder of an Offered Certificate will be treated for federal income tax purposes as owning a regular interest in the Master REMIC. The Class AV, Class AF and Class BF Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap contract (the "Cap Contract"). A Certificateholder of a Class AV, Class AF and Class BF Certificate must allocate its purchase price for such Certificate between its two components the REMIC regular interest component and the Cap Contract component (the value of which should be nominal). For information reporting purposes, the Trustee will assume that, with respect to any Class AV, Class AF and Class BF Certificate, the Cap Contract component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Cap Contract component has a greater than de minimis value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Certain Material Federal Income Tax Considerations" in the Prospectus.

     Upon the sale, exchange, or other disposition of a Class AV, Class AF and Class BF Certificate, the Certificateholder must allocate the amount realized between the two components of the Class AV, Class AF or Class BF Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Class AV, Class AF or Class BF Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of a Class AV, Class AF or Class BF Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the Certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of such Certificate over (ii) the amount actually included in such Certificateholder's income.

     Interest  on  a  regular   interest   must  be  included  in  income  by  a
Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See "Certain Material Federal Income Tax Considerations" in the Prospectus. The prepayment assumption that will be used to in determining the accrual of any OID, market discount, or bond premium, if any, will equal the rate described above under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" for Scenario
III. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The regular interest component of the Class AV, Class AF and Class BF Certificates (and the Class BV Certificate itself) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract component of a Class AV, Class AF or Class BF Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE EXCESS RESERVE FUND ACCOUNT

     As indicated above, a portion of the purchase price paid by a Certificateholder to acquire a Class AV, Class AF or Class BF Certificate will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Component must be amortized over the life of any such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method the level yield constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class AV, Class AF or Class BF Certificate.

     Any payments made to a Certificateholder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

NON-U.S. PERSONS

     Interest paid to or accrued by a Certificateholder who is a non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person and the non-U.S. Person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or a "controlled foreign corporation" with respect to which the Trust Fund is a "related person" within the meaning of the Code and (ii) provides the Trust Fund or other person who is otherwise required to withhold U.S. tax with respect to the Offered Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a non-U.S. Person and providing the non-U.S. Person's name and address. If an Offered Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns the Certificate.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Certificate by a non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     For purposes of the foregoing discussion, the term "non-U.S. Person" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede & Co., as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor (the "DOL") has granted to Greenwich Capital Markets, Inc. (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch" and, together with S&P, Moody's and DCR, the "Exemption Rating Agencies");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met.

     Because the characteristics of the Class B Certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), the Exemption or any other issued exemption under ERISA, the purchase and holding of such Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code or by persons acquiring such Certificates on behalf of or with assets of a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not constitute a prohibited transaction, will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Class AV Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. The Class AF Certificates will NOT constitute "mortgage related securities" for the purposes of SMMEA because Loan Group I includes Owner-Financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development. The Class BF and Class BV Certificates also will NOT constitute "mortgage related securities" for purposes of SMMEA.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                     EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, between the Depositor and the Underwriter (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Class A Certificates.

     Distribution of the Class A Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Class A Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of such Class A Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     The Depositor has been advised by the Underwriter that it intends to make a market in the Class A Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

     The Class B and Class OC Certificates will be transferred to the Seller as partial consideration for the Mortgage Loans. Such Certificates may be offered by the Seller from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions. Any underwriters or agents that participate in the distribution of such Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of such Certificates, discounts, commissions, concessions, or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act.

                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Seller by Thacher Proffitt & Wood, New York, New York. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Trust Fund by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the Depositor and the Underwriter.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A Certificates be rated "AAA" by Standard & Poor's ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P the "Rating Agencies) and (ii) the Class B Certificates be rated "BBB" by S&P and "Baa3" by Moody's.

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of any Available Funds Cap Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

     The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

Accrual Period..............................................................S-59
Act.........................................................................S-84
Adjustment Date.............................................................S-29
Advance.....................................................................S-49
Agreement...................................................................S-67
Allocable Loss Amount.......................................................S-59
Arrearage...................................................................S-20
Assignment Program..........................................................S-42
Assumed Final Distribution Date.............................................S-53
Assumed Final Maturity Date.................................................S-71
Available Funds.............................................................S-57
Balloon Loan................................................................S-21
Balloon Payment.............................................................S-21
Bankruptcy Code.............................................................S-20
Bankruptcy Plan Mortgage Loan...............................................S-20
Basic Principal Distribution Amount.........................................S-60
Beneficial Owner............................................................S-54
Book-Entry Certificates.....................................................S-53
Business Day................................................................S-67
Cap Contract................................................................S-78
Cedelbank...................................................................S-55
Cedelbank Participants......................................................S-55
Certificate Index...........................................................S-64
Certificate Insurer.........................................................S-53
Certificate Margin..........................................................S-64
Certificate Owners..........................................................S-53
Certificate Principal Balance...............................................S-60
Certificateholder...........................................................S-54
Certificates................................................................S-53
Class A Certificates........................................................S-53
Class AF Principal Distribution Amount......................................S-60
Class AV Principal Distribution Amount......................................S-60
Class B Adjustment..........................................................S-60
Class B Certificates........................................................S-53
Class BF Principal Distribution Amount......................................S-60
Class BV Principal Distribution Amount......................................S-60
Class OC Certificates.......................................................S-53
CMAC........................................................................S-17
Code........................................................................S-78
Collection Account..........................................................S-49
Company.....................................................................S-16
Compensating Interest.......................................................S-51
Constant Prepayment Rate....................................................S-71
Contributions Tax...........................................................S-80
Cooperative.................................................................S-55
CPR.........................................................................S-71
Cumulative Annual Loss Percentage...........................................S-61
Cumulative Loss Trigger.....................................................S-61
Cut-off Date................................................................S-19
Cut-off Date Principal Balance..............................................S-19
DCR.........................................................................S-82
Defective Mortgage Loans....................................................S-48
Deferred Interest...........................................................S-42
Deficiency Amount...........................................................S-67
Definitions.................................................................S-59
Definitive Certificate......................................................S-54
Delayed First Adjustment Mortgage Loan......................................S-29
Delinquency Percentage......................................................S-61
Delinquent............................................................S-20, S-61
Determination Date..........................................................S-51
Distribution Account........................................................S-49
Distribution Date...........................................................S-53
DOL.........................................................................S-81
DTC.........................................................................S-91
DTC Services................................................................S-57
Due Date....................................................................S-21
Due Period..................................................................S-61
EFSG........................................................................S-44
Eleventh District COFI......................................................S-40
Eligible Account............................................................S-49
Eligible Substitute Mortgage Loan...........................................S-48
ERISA.......................................................................S-81
Euroclear...................................................................S-55
Euroclear Operator..........................................................S-55
Euroclear Participants......................................................S-55
European Depositaries.......................................................S-53
Excess Reserve Fund Account.................................................S-65
Exemption...................................................................S-81
Exemption Rating Agencies...................................................S-82
Extra Principal Distribution Amount.........................................S-61
FHA.........................................................................S-42
FHA Mortgage Loans..........................................................S-42
Final Distribution Date.....................................................S-67
Financial Intermediary......................................................S-54
Fiscal Agent................................................................S-66
Fitch.......................................................................S-82
Forbearance Plan Mortgage Loan..............................................S-20
Full Documentation..........................................................S-44
GAAP........................................................................S-17
General Excess Available Amount.............................................S-61
Global Securities...........................................................S-91
Gross Margin................................................................S-29
Group I Available Funds.....................................................S-57
Group I Loan Balance........................................................S-19
Group I Mortgage Loans......................................................S-19
Group II Available Funds....................................................S-57
Group II Available Funds Cap................................................S-64
Group II Available Funds Cap Carryover Amount...............................S-64
Group II Formula Rate.......................................................S-64
Group II Loan Balance.......................................................S-19
Group II Mortgage Loans.....................................................S-19
Guaranteed Principal Amount.................................................S-67
HUD.........................................................................S-42
IML.........................................................................S-55
Index.......................................................................S-29
Industry....................................................................S-57
Initial Periodic Rate Cap...................................................S-29
Insured Payment.............................................................S-67
Insurer Default.............................................................S-62
Interest Distributable Amount...............................................S-61
IRS.........................................................................S-80
LIBOR Business Day..........................................................S-65
LIBOR Determination Date....................................................S-64
Liquidated Mortgage Loan....................................................S-63
Litton......................................................................S-46
Loan Group..................................................................S-19
Loan Group Balance..........................................................S-19
Loan Group I................................................................S-19
Loan Group II...............................................................S-19
Loan Rate...................................................................S-21
Loss Reimbursement..........................................................S-62
Maximum Cap.................................................................S-64
Maximum Loan Rate...........................................................S-29
MBIA........................................................................S-16
MGIC........................................................................S-44
Minimum Loan Rate...........................................................S-29
Modified Scheduled Payments.................................................S-20
Monthly Interest Distributable Amount.......................................S-62
Moody's................................................................S-9, S-84
Mortgage....................................................................S-21
Mortgage Loan Purchase Agreement............................................S-19
Mortgage Loan Schedule......................................................S-47
Mortgage Loans..............................................................S-19
Mortgage Pool...............................................................S-19
mortgage related securities...........................................S-10, S-83
Mortgaged Property..........................................................S-21
National Housing Act........................................................S-42
National Monthly Median COFI................................................S-40
Negative Amortization Mortgage Loans........................................S-41
Net income from foreclosure property........................................S-80
Net Liquidation Proceeds....................................................S-63
no-bid......................................................................S-43
Non-U.S. Person.............................................................S-80
Notice......................................................................S-67
Offered Certificates........................................................S-53
OID.........................................................................S-78
One Year CMT................................................................S-40
Optional Termination Date...................................................S-52
Original Certificate Principal Balance......................................S-60
outside reserve fund........................................................S-78
Overall Overcollateralization Target Amount.................................S-62
Overcollateralization Deficiency Amount.....................................S-62
Overcollateralization Release Amount........................................S-62
Overcollateralization Step-up Trigger Event.................................S-62
Overcollateralization Target Amount.........................................S-62
Overcollateralized Amount...................................................S-63
Owner.......................................................................S-67
Owner-Financed Mortgage Loan................................................S-21
Pass-Through Rate...........................................................S-64
Payment Cap.................................................................S-41
Performing Mortgage Loan....................................................S-19
Periodic Rate Cap...........................................................S-29
Plan........................................................................S-81
plan assets.................................................................S-83
Policy......................................................................S-53
Pool Balance................................................................S-19
Pooling and Servicing Agreement.............................................S-47
Preference Amount...........................................................S-67
Prepayment Interest Shortfall...............................................S-51
Prepayment Period...........................................................S-57
Principal Balance...........................................................S-19
Principal Distribution Amount...............................................S-63
Principal Remittance Amount.................................................S-63
Prohibited Transactions Tax.................................................S-80
PTCE 83-1...................................................................S-83
PTCE 95-60..................................................................S-83
Purchase Price..............................................................S-48
Rating Agencies.............................................................S-84
Realized Loss...............................................................S-63
Record Date.................................................................S-53
Reference Banks.............................................................S-65
regular interests............................................................S-9
Regular Scheduled Payments..................................................2S-0
Related Documents...........................................................S-47
Relevant Depositary.........................................................S-53
Relief Act..................................................................S-49
REMIC.......................................................................S-78
REMICs.......................................................................S-9
REO Property................................................................S-20
Re-Performance Test.........................................................S-20
Re-Performing Mortgage Loan.................................................S-20
Required Reserve Amount.....................................................S-66
Reserve Interest Rate.......................................................S-65
Residual Certificates.......................................................S-53
residual interests...........................................................S-9
Restricted Group............................................................S-83
Rules.......................................................................S-54
S&P..............................................................S-9, S-82, S-84
SAP.........................................................................S-17
Senior Credit Enhancement Percentage........................................S-63
Senior Specified Enhancement Percentage.....................................S-63
Servicing Advance...........................................................S-50
Servicing Fee...............................................................S-50
Servicing Fee Rate..........................................................S-50
Six Month LIBOR.............................................................S-40
SMMEA.......................................................................S-83
Special Servicing Fee.......................................................S-51
Stepdown Date...............................................................S-63
Structuring Assumptions.....................................................S-72
Sub-Performing Mortgage Loan................................................S-20
Substitution Adjustment.....................................................S-48
Successor Servicer Fee......................................................S-63
Systems.....................................................................S-57
Tax Counsel.................................................................S-78
Telerate Page 3750..........................................................S-65
Termination Price...........................................................S-52
Terms and Conditions........................................................S-56
Transition Cost.............................................................S-63
Trigger Event...............................................................S-64
Trust Fund..................................................................S-19
Trustee Fee.................................................................S-50
Trustee Fee Rate............................................................S-50
U.S. Person.................................................................S-94
Underwriter...........................................................S-71, S-81
United States Housing Act...................................................S-42
Unpaid Interest Shortfall Amount............................................S-64
VA..........................................................................S-42
VA Mortgage Loans...........................................................S-42
Year 2000 problems..........................................................S-57

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for

Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  $120,121,722

                                  (APPROXIMATE)
                               C-BASS TRUST 1998-3

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                        CREDIT-BASED ASSET SERVICING AND
                               SECURITIZATION LLC
                                     SELLER

                            LITTON LOAN SERVICING LP
                                    SERVICER

                    ASSET-BACKED CERTIFICATES, SERIES 1998-3

                              --------------------

                              PROSPECTUS SUPPLEMENT

                              --------------------

                         GREENWICH CAPITAL MARKETS, INC.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Asset-Backed Certificates, Series 1998-3 in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 1998-3 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 1998-3 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               December 14, 1998





                SUBJECT TO COMPLETION, DATED             , 1998
                                            ------------
                                   PROSPECTUS

                            Asset Backed Securities
                             (Issuable in Series)
                       FINANCIAL ASSET SECURITIES CORP.
                                   Depositor

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Securities

Financial Asset Securities Corp., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

         o the ownership of certain trust assets or

         o debt obligations secured by certain trust assets.

Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

          o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential properties;

          o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements; and/or

          o    private asset backed securities.

Each trust may be subject to early termination in certain circumstances.

Market for the Securities

No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

Offers of the securities may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT..............................3
RISK FACTORS.............................................................4
THE TRUST FUND..........................................................13
USE OF PROCEEDS.........................................................20
THE DEPOSITOR...........................................................20
LOAN PROGRAM............................................................21
DESCRIPTION OF THE SECURITIES...........................................23
CREDIT ENHANCEMENT......................................................36
YIELD AND PREPAYMENT CONSIDERATIONS.....................................43
THE AGREEMENTS..........................................................47
CERTAIN LEGAL ASPECTS OF THE LOANS......................................63
CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS......................79
STATE TAX CONSIDERATIONS...............................................108
ERISA CONSIDERATIONS...................................................108
LEGAL INVESTMENT.......................................................113
METHOD OF DISTRIBUTION.................................................115
LEGAL MATTERS..........................................................115
FINANCIAL INFORMATION..................................................116
AVAILABLE INFORMATION..................................................116
RATING.................................................................116
INDEX OF DEFINED TERMS.................................................118

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series; and

          o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 118 in this prospectus.

                           ---------------------

If you require additional information, the mailing address of our principal executive offices is Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2756. For other means of acquiring additional information about us or a series of securities, see The Trust Fund--"Incorporation of Certain Information by
Reference" beginning on page     of this prospectus.
                             ---

                           ---------------------

                                  RISK FACTORS

         You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in these securities.

Limited Liquidity..........................     No  market  will  exist for the
                                              securities  of any series  before
                                              they  are  issued.  In  addition,
                                              there can be no assurance  that a
                                              resale    market   will   develop
                                              following  the  issuance and sale
                                              of any series of the  securities.
                                              Even  if  a  resale  market  does
                                              develop,  it  might  not  provide
                                              investors   with   liquidity   of
                                              investment  or  continue  for the
                                              life of the securities.

Limited Assets.............................    Unless the applicable prospectus
                                              supplement   provides  otherwise,
                                              the  securities  of  each  series
                                              will be payable  solely  from the
                                              assets  of  the  related   trust,
                                              including any  applicable  credit
                                              enhancement,  and  will  not have
                                              any claims  against the assets of
                                              any other trust. Moreover, at the
                                              times  specified  in the  related
                                              prospectus  supplement,   certain
                                              assets  of the trust  and/or  the
                                              related  security  account may be
                                              released to the depositor, master
                                              servicer,  any  servicer,  credit
                                              enhancement   provider  or  other
                                              person, if:

                                              o  all  payments then due on  the
                                                 related  securities  have been
                                                 made;

                                              o  adequate  provision for future
                                                 payments on certain classes of
                                                 the securities has  been made;
                                                 and

                                              o  any other  payments  specified
                                                 in   the  related   prospectus
                                                 supplement have been made.

                                                       Once   released,    such
                                              assets    will   no   longer   be
                                              available  to  make  payments  to
                                              securityholders.

                                                       There    will    be   no
                                              recourse against the depositor or
                                              the   master   servicer   if  any
                                              required   distribution   on  the
                                              securities is not made.

                                                       The securities  will not
                                              represent   an  interest  in  the
                                              depositor,  the master  servicer,
                                              any  servicer  or  any  of  their
                                              respective  affiliates,  nor will
                                              the   securities   represent   an
                                              obligation  of any of  them.  The
                                              only obligations of the depositor
                                              with respect to the related trust
                                              or  the  securities  would  arise
                                              from  the   representations   and
                                              warranties that the depositor may
                                              make   concerning   the   related
                                              assets.  The  depositor  does not
                                              have  significant  assets  and is
                                              unlikely   to  have   significant
                                              assets  in  the  future.  If  the
                                              depositor  should be  required to
                                              repurchase  a loan  from a  trust
                                              because   of  the   breach  of  a
                                              representation  or warranty,  the
                                              depositor's  sole source of funds
                                              for the repurchase would be:

                                              o  funds  obtained from enforcing
                                                 any similar  obligation of the
                                                 seller  or  originator  of the
                                                 loan, or

                                              o  funds  from a reserve  account
                                                 or similar credit  enhancement
                                                 established  to pay  for  loan
                                                 repurchases.

                                                       In addition,  the master
                                              servicer may be obligated to make
                                              certain  advances  if  loans  are
                                              delinquent,   but   only  to  the
                                              extent it deems the  advances  to
                                              be  recoverable  from  amounts it
                                              expects   to   receive  on  those
                                              loans.

Credit Enhancement.........................      Credit enhancement is intended
                                              to   reduce    the    effect   of
                                              delinquent   payments   or   loan
                                              losses   on  those   classes   of
                                              securities  that have the benefit
                                              of   the   credit    enhancement.
                                              Nevertheless,  the  amount of any
                                              credit  enhancement is subject to
                                              the  limits   described   in  the
                                              related  prospectus   supplement.
                                              Moreover,  the  amount  of credit
                                              enhancement  may  decline  or  be
                                              depleted       under      certain
                                              circumstances      before     the
                                              securities are paid in full. As a
                                              result,    securityholders    may
                                              suffer   losses.   In   addition,
                                              credit  enhancement may not cover
                                              all potential  sources of risk of
                                              loss, such as fraud or negligence
                                              by a  loan  originator  or  other
                                              parties.

Prepayment and Yield
Considerations........                        The timing of principal  payments
                                              on  the  securities  of a  series
                                              will be  affected  by a number of
                                              factors, including the following:

                                              o  the extent of  prepayments  on
                                                 the  underlying  loans  in the
                                                 trust  or,  if  the  trust  is
                                                 comprised    of     underlying
                                                 securities,   on   the   loans
                                                 backing     the     underlying
                                                 securities;

                                              o  how payments of principal  are
                                                 allocated among the classes of
                                                 securities  of that  series as
                                                 specified   in   the   related
                                                 prospectus supplement;

                                              o  if any  party has an option to
                                                 terminate  the  related  trust
                                                 early,   the   effect  of  the
                                                 exercise of the option;

                                              o  the   rate   and   timing   of
                                                 defaults  and  losses  on  the
                                                 assets
                                                 in the  related  trust; and

                                              o  repurchases  of  assets in the
                                                 related  trust as a result  of
                                                 material      breaches      of
                                                 representations and warranties
                                                 made  by  the   depositor   or
                                                 master servicer.

                                                       The  rate of  prepayment
                                              of  the  loans   included  in  or
                                              underlying  the  assets  in  each
                                              trust  may  affect  the  yield to
                                              maturity of the securities.

                                                       Interest  payable on the
                                              securities     on    any    given
                                              distribution  date  will  include
                                              all interest  accrued  during the
                                              related  interest accrual period.
                                              The interest  accrual  period for
                                              the  securities  of  each  series
                                              will   be    specified   in   the
                                              applicable prospectus supplement.
                                              If the  interest  accrual  period
                                              ends two or more days  before the
                                              related  distribution  date, your
                                              effective yield will be less than
                                              it  would  be  if  the   interest
                                              accrual   period  ended  the  day
                                              before the distribution  date. As
                                              a result, your effective yield at
                                              par   would  be  less   than  the
                                              indicated coupon rate.

Balloon Payments...........................     Certain of the underlying loans
                                              may not be fully  amortizing  and
                                              may    require   a    substantial
                                              principal    payment   (i.e.,   a
                                              "balloon"   payment)   at   their
                                              stated  maturity.  Loans  of this
                                              type involve a greater  degree of
                                              risk than fully  amortizing loans
                                              since the related  borrower  must
                                              generally  be able  to  refinance
                                              the  loan  or  sell  the  related
                                              property   prior  to  the  loan's
                                              maturity   date.  The  borrower's
                                              ability  to do so will  depend on
                                              such  factors  as  the  level  of
                                              available  mortgage  rates at the
                                              time of sale or refinancing,  the
                                              relative  strength  of the  local
                                              housing  market,  the  borrower's
                                              equity  in  the   property,   the
                                              borrower's    general   financial
                                              condition and tax laws.

Nature of Mortgages........................       The  following factors, among
                                              others,  could  adversely  affect
                                              property  values  in  such  a way
                                              that the  outstanding  balance of
                                              the related loans,  together with
                                              any senior  financing on the same
                                              properties, would equal or exceed
                                              those values:

                                              o  an  overall   decline  in  the
                                                 residential     real    estate
                                                 markets  where the  properties
                                                 are located,

                                              o  failure   of    borrowers   to
                                                 maintain   their    properties
                                                 adequately, and

                                              o  natural disasters that are not
                                                 necessarily  covered by
                                                 hazard   insurance,   such  as
                                                 earthquakes and floods.

                                                       If a home equity loan is
                                              in  a  junior  lien  position,  a
                                              decline in property  values could
                                              extinguish   the   value  of  the
                                              junior   mortgageholder   in  the
                                              property before having any effect
                                              on the  interest  of  the  senior
                                              mortgageholder.    If    property
                                              values  decline,  actual rates of
                                              delinquencies,  foreclosures  and
                                              losses  on the  underlying  loans
                                              could  be   higher   than   those
                                              currently   experienced   by  the
                                              mortgage   lending   industry  in
                                              general.

                                                       Even if you assume  that
                                              the properties  provide  adequate
                                              security     for    the    loans,
                                              substantial  delays  could  occur
                                              before    defaulted   loans   are
                                              liquidated   and   the   proceeds
                                              forwarded to investors.  Property
                                              foreclosure actions are regulated
                                              by state  statutes  and rules and
                                              are subject to many of the delays
                                              and  expenses  that  characterize
                                              other   types  of   lawsuits   if
                                              defenses  or  counterclaims   are
                                              made.  As a  result,  foreclosure
                                              actions   can   sometimes    take
                                              several    years   to   complete.
                                              Moreover,  some states prohibit a
                                              mortgage  lender from obtaining a
                                              judgment against the borrower for
                                              amounts  not  covered by property
                                              proceeds if the  property is sold
                                              outside of a judicial proceeding.
                                              As  a  result,   if  a   borrower
                                              defaults,  these restrictions may
                                              impede the servicer's  ability to
                                              dispose    of   the    borrower's
                                              property  and  obtain  sufficient
                                              proceeds  to  repay  the  loan in
                                              full.  In addition,  the servicer
                                              is   entitled   to  deduct   from
                                              liquidation   proceeds   all  the
                                              expenses it reasonably  incurs in
                                              trying   to    recover   on   the
                                              defaulted loan, including payment
                                              to  the  holders  of  any  senior
                                              mortgages,  legal fees and costs,
                                              real estate  taxes,  and property
                                              preservation    and   maintenance
                                              expenses.

                                                      In  general, the expenses
                                              of liquidating defaulted loans do
                                              not vary directly with the unpaid
                                              amount.   So,   assuming  that  a
                                              servicer   would  take  the  same
                                              steps to recover a defaulted loan
                                              with a small unpaid balance as it
                                              would a loan with a large  unpaid
                                              balance,  the net amount realized
                                              after paying liquidation expenses
                                              would be a smaller  percentage of
                                              the  balance  of the  small  loan
                                              than of the large loan. Since the
                                              mortgages   or   deeds  of  trust
                                              securing    home   equity   loans
                                              typically  will  be  in a  junior
                                              lien position,  the proceeds from
                                              any  liquidation  will be applied
                                              first  to  the   claims   of  the
                                              related  senior  mortgageholders,
                                              including  foreclosure  costs. In
                                              addition,   a   junior   mortgage
                                              lender may only foreclose subject
                                              to any related  senior  mortgage.
                                              As a result,  the junior mortgage
                                              lender  generally must either pay
                                              the related senior mortgage
                                              lender in full at or  before  the
                                              foreclosure sale or agree to make
                                              the   regular   payments  on  the
                                              senior mortgage.  Since the trust
                                              will not have any source of funds
                                              to satisfy  any senior  mortgages
                                              or to continue making payments on
                                              them,  the  trust's  ability as a
                                              practical  matter to foreclose on
                                              any junior mortgage will be quite
                                              limited.

                                                       State   laws   generally
                                              regulate interest rates and other
                                              loan  charges,   require  certain
                                              disclosures,  and  often  require
                                              licensing of loan originators and
                                              servicers.   In  addition,   most
                                              states have other laws and public
                                              policies  for the  protection  of
                                              consumers  that  prohibit  unfair
                                              and  deceptive  practices  in the
                                              origination,     servicing    and
                                              collection of loans. Depending on
                                              the  provisions of the particular
                                              law or  policy  and the  specific
                                              facts and circumstances involved,
                                              violations  may limit the ability
                                              of  the   servicer   to   collect
                                              interest  or   principal  on  the
                                              loans.  Also, the borrower may be
                                              entitled  to a refund of  amounts
                                              previously  paid and the servicer
                                              may be subject  to damage  claims
                                              and administrative sanctions.

Environmental Risks........................       Federal, state and local laws
                                              and  regulations  impose  a  wide
                                              range    of    requirements    on
                                              activities  that may  affect  the
                                              environment,  health and  safety.
                                              In certain  circumstances,  these
                                              laws   and   regulations   impose
                                              obligations    on    owners    or
                                              operators     of      residential
                                              properties  such  as  those  that
                                              secure  the  loans.   Failure  to
                                              comply   with   these   laws  and
                                              regulations  can  result in fines
                                              and   penalties   that  could  be
                                              assessed  against  the  trust  as
                                              owner of the related property.

                                                       In some  states,  a lien
                                              on    the    property    due   to
                                              contamination  has priority  over
                                              the lien of an existing mortgage.
                                              Further, a mortgage lender may be
                                              held  liable  as  an  "owner"  or
                                              "operator"  for costs  associated
                                              with  the  release  of  petroleum
                                              from an underground  storage tank
                                              under certain  circumstances.  If
                                              the trust is considered the owner
                                              or  operator  of a  property,  it
                                              will suffer losses as a result of
                                              any    liability    imposed   for
                                              environmental   hazards   on  the
                                              property.

Certain Other Legal Considerations
Regarding the Loans........................   The loans may also be subject to
                                              federal  laws   relating  to  the
                                              origination   and   underwriting.
                                              These   laws

                                              o  require certain disclosures to
                                                 the  borrowers  regarding  the
                                                 terms of the loans;

                                              o  prohibit discrimination on the
                                                 basis  of  age,  race,  color,
                                                 sex, religion, marital status,
                                                 national  origin,  receipt  of
                                                 public   assistance   or   the
                                                 exercise  of any  right  under
                                                 the consumer credit protection
                                                 act,  in  the   extension   of
                                                 credit;

                                              o  regulate the use and reporting
                                                 of information  related to the
                                                 borrower's credit  experience;
                                                 and

                                              o  require additional application
                                                 disclosures,   limit   changes
                                                 that  may be made to the  loan
                                                 documents      without     the
                                                 borrower's     consent     and
                                                 restrict a lender's ability to
                                                 declare   a   default   or  to
                                                 suspend or reduce a borrower's
                                                 credit    limit   to   certain
                                                 enumerated events.

                                                       Certain  loans  are also
                                              subject  to  federal  laws  which
                                              impose   additional    disclosure
                                              requirements  on  creditors  with
                                              respect  to  non-purchase   money
                                              mortgage loans with high interest
                                              rates or high  up-front  fees and
                                              charges.  These  laws can  impose
                                              specific  statutory   liabilities
                                              upon   creditors   that  fail  to
                                              comply   and   may   affect   the
                                              enforceability   of  the  related
                                              loans. In addition,  any assignee
                                              of the  creditor  (including  the
                                              trust) would generally be subject
                                              to all claims and  defenses  that
                                              the borrower could assert against
                                              the creditor, including the right
                                              to rescind the loan.

                                                       Certain  loans  relating
                                              to home improvement contracts are
                                              subject  to  federal   laws  that
                                              protect   the    borrower    from
                                              defective or incomplete work by a
                                              contractor. These laws permit the
                                              borrower to  withhold  payment if
                                              the   work   does  not  meet  the
                                              quality and durability  standards
                                              agreed to  between  the  borrower
                                              and the  contractor.  These  laws
                                              have the effect of subjecting any
                                              assignee of the seller (including
                                              the  trust)  to  all  claims  and
                                              defenses  which the borrower in a
                                              sale  transaction   could  assert
                                              against  the seller of  defective
                                              goods.

                                                       If certain provisions of
                                              these  federal laws are violated,
                                              the master servicer may be unable
                                              to  collect  all or  part  of the
                                              principal   or  interest  on  the
                                              loans.  The trust  also  could be
                                              subject    to     damages     and
                                              administrative enforcement.

Ratings of the Securities..................         Any class of securities is
                                              issued under this  prospectus and
                                              the    accompanying    prospectus
                                              supplement  will be  rated in one
                                              of  the   four   highest   rating
                                              categories    of   a   nationally
                                              recognized   rating   agency.   A
                                              rating  is based
                                              on the  adequacy  of the value of
                                              the trust  assets  and any credit
                                              enhancement  for that  class  and
                                              reflects   the  rating   agency's
                                              assessment  of how  likely  it is
                                              that  holders  of  the  class  of
                                              securities   will   receive   the
                                              payments   to   which   they  are
                                              entitled.   A  rating   does  not
                                              constitute  an  assessment of how
                                              likely   it  is  that   principal
                                              prepayments   on  the  underlying
                                              loans will be made, the degree to
                                              which  the  rate  of  prepayments
                                              might differ from that originally
                                              anticipated  or the likelihood of
                                              early,  optional  termination  of
                                              the securities. You must not view
                                              a rating as a  recommendation  to
                                              purchase, hold or sell securities
                                              because it does not  address  the
                                              market  price or  suitability  of
                                              the securities for any particular
                                              investor.

                                                       There  is  no  assurance
                                              that any  rating  will  remain in
                                              effect  for any  given  period of
                                              time or that  the  rating  agency
                                              will  not  lower or  withdraw  it
                                              entirely  in  the   future.   The
                                              rating   agency  could  lower  or
                                              withdraw its rating due to:

                                              o  any  decrease in the  adequacy
                                                 of  the  value  of  the  trust
                                                 assets or any  related  credit
                                                 enhancement;

                                              o  an   adverse   change  in  the
                                                 financial  or other  condition
                                                 of   a   credit    enhancement
                                                 provider; or

                                              o  a change in the  rating of the
                                                 credit enhancement  provider's
                                                 long-term debt.

Book-Entry Registration....................       Limit  on  Liquidity   of
                                              Securities. Securities issued  in
                                              book-entry  form  may  have  only
                                              limited  liquidity  in the resale
                                              market,  since  investors  may be
                                              unwilling to purchase  securities
                                              for  which  they  cannot   obtain
                                              physical instruments.

                                                       Limit  on   Ability   to
                                              Transfer or Pledge.  Transactions
                                              in book-entry  securities  can be
                                              effected    only    through   The
                                              Depository Trust Company ("DTC"),
                                              its participating  organizations,
                                              its  indirect   participants  and
                                              certain banks. As a result,  your
                                              ability  to  transfer  or  pledge
                                              securities  issued in  book-entry
                                              form may be limited.

                                                       Delays in Distributions.
                                              You may experience  some delay in
                                              the receipt of  distributions  on
                                              book-entry  securities  since the
                                              distributions  will be  forwarded
                                              by the  trustee to DTC for DTC to
                                              credit   the   accounts   of  its
                                              participants.   In  turn,   these
                                              participants    will   thereafter
                                              credit the  distributions to your
                                              account   either    directly   or
                                              indirectly    through    indirect
                                              participants.

Pre-Funding Accounts.......................       The   related    prospectus
                                              supplement  may provide  that the
                                              depositor   deposit  a  specified
                                              amount in a  pre-funding  account
                                              on the  date the  securities  are
                                              issued.   In   this   case,   the
                                              deposited  funds may only be used
                                              to  acquire additional assets for
                                              the  trust  during  a set  period
                                              after the initial issuance of the
                                              securities. Any amounts remaining
                                              in the  account at the end of the
                                              period will be  distributed  as a
                                              prepayment  of  principal  to the
                                              holders     of    the     related
                                              securities.

Lower Credit Quality Trust Fund Assets.....   Certain  of the trust  assets may
                                              have  been  made to lower  credit
                                              quality  borrowers  who fall into
                                              one of two categories:

                                              o  customers     with    moderate
                                                 income,   limited  assets  and
                                                 other  income  characteristics
                                                 that   cause   difficulty   in
                                                 borrowing from banks and other
                                                 traditional lenders; and

                                              o  customers  with a  history  of
                                                 irregular employment, previous
                                                 bankruptcy            filings,
                                                 repossession    of   property,
                                                 charged-off      loans      or
                                                 garnishment of wages.

                                                       The   average   interest
                                              rate  charged  on  loans  made to
                                              these  types  of   borrowers   is
                                              generally    higher   than   that
                                              charged by lenders that typically
                                              impose  more   stringent   credit
                                              requirements.  There is a greater
                                              likelihood  of late  payments  on
                                              loans  made  to  these  types  of
                                              borrowers   than  on   loans   to
                                              borrowers  with a  higher  credit
                                              quality.  Payments from borrowers
                                              with a lower  credit  quality are
                                              more  likely to be  sensitive  to
                                              changes in the  economic  climate
                                              in  the   areas  in  which   they
                                              reside.

Delinquent Trust Fund Assets...............      No more than 20% (by principal
                                              balance) of the trust assets
                                              for  any  particular   series  of
                                              securities will be  contractually
                                              delinquent   as  of  the  related
                                              cut-off date.

Other Considerations.......................     There is no assurance  that the
                                              value of the trust assets for any
                                              series of  securities at any time
                                              will    equal   or   exceed   the
                                              principal     amount    of    the
                                              outstanding   securities  of  the
                                              series.  If trust  assets have to
                                              be sold  because  of an  event of
                                              default or  otherwise,  providers
                                              of    services   to   the   trust
                                              (including   the   trustee,   the
                                              master  servicer  and the
                                              credit    enhancer,    if    any)
                                              generally  will  be  entitled  to
                                              receive the  proceeds of the sale
                                              to the  extent  of  their  unpaid
                                              fees and other  amounts  due them
                                              before any  proceeds  are paid to
                                              investors.   As  a  result,   the
                                              proceeds  of  such a sale  may be
                                              insufficient   to  pay  the  full
                                              amount of interest and  principal
                                              of the related securities.

                                THE TRUST FUND

          The Certificates of each Series will represent interest in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the months of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Asset Backed Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will be refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

          The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

          The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

          As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

          If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

          With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

          Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases or Substitutions", "The Agreements--Assignment of Trust Fund Assets" and "--Sub-Servicing of Loans") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

          As specified in the related Prospectus Supplement, the Trust fund Assets for a Series of Securities may consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by senior or junior liens on one- to four-family residential properties, (ii) have improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by junior liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein).

          The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Loans

          General. The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity a "balloon" payment). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain
                  loans  may  permit   prepayments   after  expiration  of  the
                  applicable  lockout  period and may  require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

Private Asset Backed Securities

         General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset

Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange (the "SEC") at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

Qualifications of Sellers

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

Representations by Sellers; Repurchases or Substitutions

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the

Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets".

                         DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Asset Backed Finance Group.

General

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust

Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a)     all payments which were due on or
                  before the Cut-off Date;

                                    (b)  all   Liquidation   Proceeds  and  all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing reimbursement,  to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers (as defined below) or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f)  that  portion  of each  collection  of
                  interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "--Advances" below and deposited by it in the Security Account;

                  (iii)  if  applicable,   amounts  withdrawn  from  a  Reserve
                  Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v)  if  applicable,   the  amount  of  prepayment   interest
                  shortfall.

         Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to
Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination" herein.

         Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances  and  in the  manner  described  below  and  in  such  Prospectus
Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Advances

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove).
Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a support servicer (each, a "Support Servicer") pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "--Distributions on Securities" above.

Compensating Interest

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

Reports to Securityholders

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii)   the amount of such distribution allocable to interest;

                  (iii)    the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Book-Entry Registration of Securities

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry
certificates  (the  "Book-Entry  Securities").   Persons  acquiring  beneficial
ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co. ("Cede"), as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security   Owners   will  not   receive  or  be  entitled  to  receive
certificates representing their respective interests in the Securities, except under the limited circumstances described below.

Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such

Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

Subordination

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or
(iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Special Hazard Insurance Policies

         A separate special hazard insurance policy (each, a "Special Hazard Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements--Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

Bankruptcy Bonds

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

Reserve Accounts

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each

Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

         A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master
Servicer  will not be  required  to expend its own funds to restore the damaged
Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA Insurance; VA Guarantees

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, (see "Certain Legal Aspects of the Loans -- The Title I Program", herein), certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria,

HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Cross-Support

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

          Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust

Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" herein. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities--Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

Assignment of the Trust Fund Assets

         Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" herein.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program--Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the
Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund--

Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "--Sub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the Federal Deposit Insurance Corporation (the "FDIC"). If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "--Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program--Representations by Sellers; Repurchases or Substitutions" herein or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Pre-Funding Account

         If so  provided  in the  related  Prospectus  Supplement,  the  Master
Servicer will establish and maintain a pre-funding account (a "Pre-Funding Account"), in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the pre-funded amount (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

Sub-Servicing of Loans

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "--Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related
Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses" below.

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

Hazard Insurance

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of
(i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to

Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement" herein.

Realization upon Defaulted Loans

         Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage
Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines
(i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the
Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

Servicing and Other Compensation and Payment of Expenses

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of each Class of Notes of such Series.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate
Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" herein), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

         Foreclosure  of  a  deed  of  trust  is  generally  accomplished  by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liabiltiy and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the
protection   of  the  secured   creditor   exclusion   only  if  it   exercises
decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The Asset Conservation Act, however, does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act (as defined below) and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Due-on-Sale Clauses

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St.

Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

         General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

         The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Other Legal Considerations

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Services (the "IRS") issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest

Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES" below.

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS.
Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under section 171 of the Code issued December 30, 1997.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt
Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C) of the Code); and (ii)

Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Residual Interest Securities

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding
Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the

Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted such gain will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of
Pass-Through   Securities  and  Stripped  Securities,   including  Ratio

Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Residual Interest Securities--Excess Inclusions" above.

Tax Characterization of the Trust as a Partnership

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated company as defined in section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities" herein.

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "--TAX TREATMENT OF FASIT REGULAR SECURITIES AND--TREATMENT OF HIGH-YIELD INTERESTS" below.

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with OID or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount" and "--Premium" herein. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies" herein.

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" herein. In addition, FASIT Regular Securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Material Federal Income Tax Considerations--Treatment of High-Yield Interests" herein.

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Material Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding" herein. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in section 3 of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Code section 503 of the Code.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be, or give rise to, a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under section 4975 of the Code unless a statutory, regulatory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia,
(i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

                  (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                  (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                  (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust:

                                    (i) the  characteristics  of the Additional
                  Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                    (ii) an independent  accountant retained by
                  the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                  (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                       (i) be  direct  obligations  of,  or  obligations  fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                       (ii) have been rated (or the  obligor has been rated) in
                  one or the three highest generic rating categories by an Exemption Rating Agency ("DOC Permitted Investments").

                  (8) The related prospectus or prospectus supplement must describe:

                       (i) any pre-funding account and/or capitalized  interest
                  account used in connection with a pre-funding account;

                       (ii) the duration of the Pre-Funding Period;

                       (iii)  the  percentage   and/or  dollar  amount  of  the
                  Pre-Funding Limit for the trust; and

                       (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related
Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by Financial Asset Securities Corp. ("FASCO") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, FASCO will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to FASCO should be directed in writing to: Paul D. Stevelman, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. FASCO has determined that its financial statements are not material to the offering of any Certificates.

                             AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS


Accrual Securities....................................................28
Additional Obligations...............................................112
Agreement.............................................................14
APR...................................................................17
Asset Conservation Act................................................66
Available Funds.......................................................27
Average Interest Rate................................................112
Bankruptcy Bond.......................................................39
BIF...................................................................49
Book-Entry Securities.................................................32
Cash Flow Bond Method.................................................93
Cede..................................................................33
CEDEL.................................................................33
CEDEL Participants....................................................34
CERCLA................................................................66
Certificates..........................................................13
Code..................................................................79
Collateral Value......................................................18
Combined Loan-to-Value Ratio..........................................18
Contingent Regulations................................................82
Cooperative...........................................................35
Cut-off Date..........................................................13
Debt Securities.......................................................80
Definitive Security...................................................33
Detailed Description..................................................14
Determination Date....................................................27
DOL..................................................................109
DOL Permitted Investments............................................113
DTC...................................................................33
Eligible Corporations................................................105
Euroclear.............................................................33
Euroclear Participants................................................35
European Depositaries.................................................33
FASCO.................................................................20
FASIT Qualification Test.............................................105
FDIC..................................................................49
Financial Intermediary................................................33
Garn-St. Germain Act..................................................69
GCM..................................................................115
High-Yield Interest..................................................105
Home Equity Loans.....................................................14
Home Improvement Contracts............................................14
Home Improvements.....................................................14
HUD...................................................................41
Indenture.............................................................24
Installment Contract..................................................72
Insurance Proceeds....................................................50
Insured Expenses......................................................50
Interest Weighted Securities..........................................84
IO...................................................................105
IRS...................................................................82
Liquidation Expenses..................................................50
Liquidation Proceeds..................................................50
Loan Rate.............................................................15
Mark-to-Market Regulations............................................91
Morgan................................................................33
Mortgage..............................................................48
NCUA.................................................................114
New Regulations.......................................................95
Nonresidents..........................................................96
Notes.................................................................13
Obligations..........................................................112
OID...................................................................80
OID Regulations.......................................................80
PABS Agreement........................................................18
PABS Issuer...........................................................18
PABS Servicer.........................................................18
PABS Trustee..........................................................18
Participants..........................................................33
Parties in Interest..................................................109
Pass-Through Rate.....................................................13
Pass-Through Securities...............................................91
Pay-Through Security..................................................82
Permitted Investments.................................................50
Plans................................................................108
Policy Statement.....................................................114
Pool..................................................................13
Pool Insurance Policy.................................................40
Pool Insurer..........................................................40
Pooling and Servicing Agreement.......................................24
Pre-Funded Amount.....................................................51
Pre-Funding Account...................................................51
Pre-Funding Limit....................................................112
Pre-Funding Period...................................................112
Premium...............................................................77
Prepayment Assumption.................................................82
Primary Insurer.......................................................56
Principal Prepayments.................................................29
Properties............................................................15
Property Improvement Loans............................................75
PTE 83-1.............................................................109
Purchase Price........................................................23
Rating Agency........................................................116
Ratio Strip Securities................................................93
RCRA..................................................................67
Record Date...........................................................25
Refinance Loan........................................................18
Regular Interest Securities...........................................80
Relevant Depositary...................................................33
Relief Act............................................................73
REMIC.................................................................26
Reserve Account.......................................................26
Residual Interest Security............................................88
Retained Interest.....................................................24
Rules.................................................................33
SAIF..................................................................49
SEC...................................................................20
Security Account......................................................49
Security Owners.......................................................33
Security Register.....................................................25
Sellers...............................................................13
Senior Securities.....................................................37
Servicing Agreement...................................................13
Servicing Fee.........................................................91
Short-Term Note.......................................................97
Single Family Properties..............................................15
Single Family Securities.............................................109
Small Mixed-Use Properties............................................17
SMMEA................................................................113
Special Hazard Insurance Policy.......................................38
Special Hazard Insurer................................................38
Stripped Securities...................................................91
Sub-Servicers.........................................................13
Sub-Servicing Account.................................................49
Sub-Servicing Agreement...............................................51
Support Agreement.....................................................30
Support Servicer......................................................30
Tax Counsel...........................................................79
Terms and Conditions..................................................35
TIN...................................................................95
Title I Loans.........................................................75
Title I Program.......................................................75
Title V...............................................................70
Trust Agreement.......................................................14
Trust Fund............................................................13
Trust Fund Assets.....................................................13
Trustee...............................................................24
U.S. Person...........................................................80
UCC...................................................................70
Underwriter Exemption................................................111
VA Guaranty Policy....................................................42